UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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Bed Bath & Beyond Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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notice of 2022
annual meeting of
shareholders and
proxy statement

message from the president
and chief executive officer,
and the chair of the board
of directors
JUNE 1, 2022
to our shareholders:
The past year was incredibly important for Bed Bath and Beyond’s future. In this first year of our multi-year turnaround strategy, we increased investments in structurally critical parts of our business – including supply chain infrastructure and technology, ecommerce and customer experience solutions, and store remodels. We also began replacing outdated technology systems and continued to build on and enhance omni-channel capabilities that were rapidly deployed at the outset of the COVID pandemic. These improvements are intended to provide the Company with foundational enablers and a platform that can support challenging environments over the long term.
In terms of creating value for shareholders, our focus in 2020 was delivering approximately $600 million in proceeds from asset sales. In 2021, we continued to focus on returning capital to our shareholders, including significantly increasing our three-year share repurchase program. The Company completed approximately $600 million in share repurchases in fiscal 2021 and completed the majority of its $1 billion share repurchase program ahead of our 2023 target. In the core business, we introduced eight new, margin-supportive Owned Brands in key destination categories, more than doubling penetration versus fiscal 2020. Further, after successfully executing improvements to our buybuy BABY business, we are exploring strategic alternatives to unlock even greater value from the banner.
Over the past year, we made changes to board composition and added new directors with the skills and experience necessary to provide oversight of strategy and business performance. We also restructured the executive compensation program to reflect an operating environment beyond 2020, when we built a new executive team and supported operations during the onset of the COVID-19 pandemic. While the vast majority of direct pay for the CEO and other Named Executive Officers (NEO) remained tied to targeted performance metrics in 2021, we increased its proportion within our long-term compensation plans. The Board remains highly committed to executive incentive payouts that are aligned with achieving financial targets, creating long-term shareholder value, and informed by shareholder feedback.
We appreciate and recognize the tireless dedication of our exceptional associates who, against an extraordinary macroeconomic environment, have shown tremendous commitment to our strategy and dedication to serving our customers. We will continue to support our associate base through actions to achieve the Company’s diversity, equity, and inclusion (DE&I) goals, while providing competitive total rewards, learning and development, and upskilling opportunities.
The Board and management team remain focused on creating value for all stakeholders. We look forward to greeting you at this year’s virtual Annual Meeting.
Mark J. Tritton President and Chief Executive Officer	Harriet Edelman Chair of the Board of Directors
2022 proxy statement	1

notice of 2022 annual meeting of shareholders
Items of Business	Board Voting Recommendations
PROPOSAL 1 To elect eleven directors to serve until the Annual Meeting in 2023 and until their respective successors have been elected and qualified.	FOR each director nominee
PROPOSAL 2 To ratify the appointment of KPMG LLP as independent auditors for fiscal 2022.	FOR
PROPOSAL 3 To approve, by non-binding vote, the 2021 compensation paid to the Company’s Named Executive Officers (NEOs) (commonly known as a “say-on-pay” proposal).	FOR
Such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments.
proxy voting
It is important that your shares be represented and voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of Bed Bath & Beyond Inc. (the “Company,” “we,” or “us”), a New York corporation. Whether or not you plan to attend the Annual Meeting, we urge you to vote online, via telephone or by mail, in each case prior to the date of the Annual Meeting by following the instructions in our proxy statement. Proxies are being solicited by the Board to be used at the Annual Meeting and the approximate date on which this Proxy Statement and accompanying Form of Proxy will be available to shareholders is on or about June 1, 2022.
This year’s Annual Meeting will be in a virtual-only meeting format. Shareholders will be able to listen, vote and submit questions via the internet by visiting www.virtualshareholdermeeting.com/BBBY2022. Please retain the 16-digit control number included on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually, vote at the meeting or to submit a question to management at the meeting. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting.

DATE AND TIME Thursday, July 14, 2022 10:00 A.M. Eastern Daylight Time

VIRTUAL MEETING LOCATION www.virtualshareholder meeting.com/BBBY2022

WHO CAN VOTE You can vote if you were a shareholder of record as of the close of business on May 16, 2022.

PRINCIPAL EXECUTIVE OFFICE 650 Liberty Avenue, Union, NJ 07083
Important Notice Regarding the Availability of Proxy Material for the Annual Meeting of Shareholders to be held on July 14, 2022:

This Notice of the 2022 Annual Meeting of Shareholders, Proxy Statement and the Company’s 2021 Annual Report are available at www.proxyvote.com.

2

1	message from the president and chief executive officer, and the chair of the board of directors
2	notice of 2022 annual meeting of shareholders
4	fiscal 2021 highlights
5	voting roadmap
8	our board of directors and corporate governance
8	PROPOSAL 1—election of directors
17	how we are selected and evaluated
20	how we are governed and govern
29	environmental, social and governance (ESG)
31	how we are paid
33	how we engage with and listen to our shareholders; how to communicate with us
34	audit matters
34	PROPOSAL 2—ratification of the appointment of auditors for fiscal 2022
34	appointment of KPMG LLP
34	fees paid to KPMG LLP for services and products
35	pre-approval policies and procedures
35	audit committee report for the fiscal year ended february 26, 2022
36	information about our executive officers
37	executive compensation
37	PROPOSAL 3—approval, by non-binding vote,
of the 2021 compensation paid to the Company’s NEOs
38	message from the chair of our people, culture & compensation committee
41	compensation discussion & analysis (CD&A)
41	CD&A summary
47	how we design our executive compensation program
50	how our NEOs were paid in 2021
54	fiscal 2021 NEO compensation decisions
57	our compensation decision-making process
58	additional compensation information
61	compensation tables
61	summary compensation table for fiscal 2021, fiscal 2020 and fiscal 2019
63	grants of plan based awards
64	outstanding equity awards at fiscal year-end
65	option exercises and stock vested
66	employment agreements and potential payments upon termination or change in control
73	CEO pay ratio
74	our shareholders
74	security ownership of certain beneficial owners and management
76	other matters
76	frequently asked questions
80	householding
80	next year’s annual meeting
81	cautionary note regarding forward-looking statements
82	appendix A
82	non-GAAP financial measures
2022 proxy statement	3

fiscal 2021 highlights
fiscal 2021: rebuilding our foundation during the first year of our comprehensive transformation navigated a complex operating
environment while executing our
multi-year turnaround strategy
Fiscal 2021 marked the beginning of our multi-year transformation. We took important steps to improve the structural foundation of our Company amidst a still turbulent operating landscape impacted by the derailment of the global supply chain, disruptions from COVID-19 variants, and rising inflation. While these factors highlighted operational vulnerabilities in the near-term, the need for our long-term structural transformation has never been more apparent.

 $8 billion in net sales driven by Bed Bath & Beyond
 $3 billion of digital sales, maintaining 37% penetration
 $1.4 billion in buybuy Baby sales, growing double-digit
 $1 billion share repurchase program completed ahead of schedule
 $1.4 billion total liquidity position, including a new $1.0 billion ABL facility
 $182 million adjusted EBITDA*

met key milestones on our
long-term strategic roadmap
We have been charting a new course for the Company by reconstructing our operating model to drive greater long-term efficiency and effectiveness. In 2021, we began implementing key catalysts across our core strategic pillars. Despite the current headwinds we face, our long-term strategic execution continues to build momentum. We will have structural capabilities to bring us closer to industry standards and renew our business for long-term growth and profitability. We remain steadfastly dedicated to our associates, customers, brand and our strategy.

 8 new Owned Brands launched with sales penetration rate above Fiscal 21 goal
 Enhanced digital-first, omni-always presence with key partnerships (DoorDash, Uber), cross-banner website and new digital Marketplace
 >30% digital sales fulfilled by stores
 2 million Beyond+ members, 8% increase vs. fiscal 2020
 Collaboration with Kroger for Bed Bath & Beyond and buybuy BABY banners
 130 remodels commenced, with 80 completed, including the grand re-opening of Chelsea, NYC flagship
 200+ store fleet optimization program completed

embedded an ESG strategy into our
comprehensive transformation
Our core ESG pillars – people, community, and planet – anchor our purpose and actions. Over the past year, we have remained steadfast in our commitment to the robust ESG strategy announced last year and made measurable progress towards our purpose to make it easy to feel at home – wherever that may be. The challenges facing business and society today require collective action. Our focus on the fundamental issues that impact our global society will ensure Bed Bath & Beyond Inc. is part of the solution.

 ESG vision and principles incorporated into all business activities, yielding progress in 2021:
 70% women representation across total workforce, including 58%-72% across management and non-management
 >50% racial and ethnic diversity across total workforce
 100% parental leave at all levels
 ~$300 thousand contributed to Associate Relief Fund
 $29.65 million in product donations
 >40% waste diverted from landfill in our operations
 >27% reduction in water usage in our overall footprint vs. 2019
 >28% packaging weight from recycled materials

* Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP to non-GAAP measures for fiscal 2021 used in this proxy statement.
4

voting roadmap
PROPOSAL 1
election of directors	The Board recommends a vote FOR each director nominee
See page 8

our director nominees at-a-glance
Name, Age and Primary Occupation	Independent	# of other Current Public Company Directorships		Committees
			Director Since	A	P	N
Harriet Edelman, 66 (Chair) Vice Chair, Emigrant Bank		2	2019
Mark J. Tritton, 58 President and Chief Executive Officer, Bed Bath & Beyond Inc.		1	2019
Marjorie Bowen, 57 Private investor and public company director		1	2022
Sue E. Gove, 63 President, Excelsior Advisors, LLC		2	2019
Jeffrey A. Kirwan, 55 Chairman, Maurices Inc.		0	2019
Shelly Lombard, 62 Private investor, independent consultant and public company director		1	2022
Benjamin Rosenzweig, 37 Partner, Privet Fund Management LLC		2	2022
Joshua E. Schechter, 49 Private investor and public company director		2	2019
Minesh Shah, 48 Chief Operations Officer, Stitch Fix, Inc.		0	2022
Andrea M. Weiss, 67 Founding Partner, The O Alliance, LLC; Chief Executive Officer and Founder, Retail Consulting Inc.		3	2019
Ann Yerger, 60 Advisor, Spencer Stuart North America Board Practice		0	2019
A	Audit Committee	P	People, Culture and Compensation Committee	N	Nominating and Corporate Governance Committee	Committee Chair	●	Audit Committee Financial Expert
2022 proxy statement	5

VOTING ROADMAP

6

VOTING ROADMAP
PROPOSAL 2
ratification of auditors	The Board recommends a vote FOR this proposal
See page 34

PROPOSAL 3	The Board recommends a vote FOR the approval, by non-binding vote, of the 2021 compensation paid to the Company’s NEOs say-on-pay
See page 37

2022 proxy statement	7

our board of directors and corporate governance
PROPOSAL 1
election of directors
The Board recommends that the shareholders vote FOR the election of the eleven nominees as directors who we are
The Board, upon recommendation of its Nominating and Corporate Governance Committee, has nominated the eleven people named below for election as directors, with all eleven individuals being nominated to serve for a one-year term that expires at the 2023 Annual Meeting. In connection with the Cooperation Agreement entered into by the Company and RC Ventures in March 2022, the Company agreed to add Marjorie Bowen, Shelly Lombard and Benjamin Rosenzweig to the Board, and to nominate each of them for election as directors at the Annual Meeting. The Company further agreed that, effective at the Annual Meeting, the size of the Board will be reduced to a total of eleven directors.
Beginning in April 2022, the Nominating and Corporate Governance Committee, together with an independent, third party consultant engaged for this purpose, conducted an assessment of the Board’s composition and the complement of skills and experiences appropriate for a public company in the retail sector. There was also an independent review of each director’s skills, qualifications and time commitments. In addition, each director was consulted regarding Board composition overall and their personal interest in continuing to serve. As a result of this process, the Nominating and Corporate Governance Committee recommended, and the Board approved, the eleven people named below to be nominated for election to the Board at the Annual Meeting. John Fleming, Virginia Ruesterholz, and Mary Winston will not stand for re-election. The Board has also reviewed certain changes to the composition of the Committees of the Board, including the respective Chairs, which will be effective immediately following the Annual Meeting. Each director will serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified, if earlier. All of the nominees for director currently serve as directors.
Information concerning our nominees as of the record date, and the key experience, qualifications and skills they bring to our Board, is provided below. A particular director may possess additional experience, qualifications, attributes or skills, even if not expressly indicated. Our Board’s diversity, tenure, age and independence are also shown below. The Board recommends that shareholders vote FOR the election of the eleven director nominees.
8

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
demographics of director nominees

BED BATH & BEYOND BOARD DIVERSITY MATRIX (AS OF JUNE 1, 2022)*
Total Number of Directors:	11
	FEMALE	MALE	NON-BINARY
Part I: Gender Identity
Directors	6	5	0
Part II: Demographic Background
African American or Black	1	0	0
Alaskan Native or Native American	0	0	0
Asian	0	1	0
Hispanic or Latinx	0	0	0
Native Hawaiian or Pacific Islander	0	0	0
White	5	4	0
Two or More Races or Ethnicities	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background or Gender	0
*	The Bed Bath & Beyond Board Diversity Matrix includes director nominees only.
the core skills we seek from directors and why
CORE SKILLS FOR OVERSIGHT OF OUR STRATEGY, EFFECTIVE BOARD OVERSIGHT AND CORPORATE GOVERNANCE
Bed Bath & Beyond is engaged in a strategic transformation to become the preferred omni-channel home destination driven by teams consistently delivering balanced durable growth.
Our Board has identified certain core skills necessary to effectively oversee management and implement our transformation strategy. In addition, our Board values directors with experience successfully leading and serving on boards of other large, complex businesses.

Our director nominees bring an important mix of these core skills, as well as additional attributes and qualifications, such as diversity of gender, race and/or ethnicity and background to our Board.
2022 proxy statement	9

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BED BATH & BEYOND DIRECTOR CORE SKILLS MATRIX

Harriet Edelman	Mark J. Tritton	Marjorie Bowen	Sue E. Gove	Jeffrey A. Kirwan	Shelly Lombard	Benjamin Rosenzweig	Joshua E. Schechter	Minesh Shah	Andrea M. Weiss	Ann Yerger
Digital / Omni-channel	●	●		●	●		●		●	●	
Growth / Business Transformation	●	●	●	●	●	●	●		●	●	
Marketing (including Digital Marketing / Personalization / Customer Experience	●	●		●	●				●	●	
Operations Management Experience	●	●		●	●				●	●	
Retail Industry Experience	●	●	●	●	●			●	●	●	
Technology / Cyber	●								●		
CEO Experience		●		●	●					●	
Financial Expertise	●	●	●	●		●	●	●		●	
Corporate Governance / ESG	●	●	●	●		●	●	●		●	●
Public Company Board Service	●	●	●	●		●	●	●		●	
Risk Management	●	●		●	●				●

The Board has considered each director based on, among others, the experiences, qualifications and skills indicated above in concluding such director should serve on our Board.
10

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
board nominees and qualifications
Harriet Edelman Vice Chair, Emigrant Bank Age: 66 Chair of the Board since May 2020 Independent Director since 2019	EXPERIENCE

Ms. Edelman is an accomplished senior executive with over 30 years of global operating experience in consumer goods and financial services. Since 2010, she has served as the Vice Chair of Emigrant Bank, a private financial institution, after serving as Special Advisor to the Chairman from June 2008 to October 2010. Prior to that, she spent more than 25 years with Avon Products, Inc. holding various senior global leadership positions in sales, marketing, supply chain, information technology and product development. She has served on large public company boards for nearly 20 years in the U.S. and Europe and in multiple Board leadership positions. The consumer goods business has been central to Ms. Edelman’s career, and she has a strong passion for our Company and brand. She brings strong leadership to our Board to help deliver on our business transformation.

EDUCATION
• Bachelor of Music, Bucknell University • MBA, Fordham Gabelli School of Business
PUBLIC BOARD MEMBERSHIPS
• Assurant, Inc. • Brinker International, Inc.
SELECT NOT-FOR-PROFIT
• Bucknell University Board of Trustees, Vice Chair (until 2020)
Mark J. Tritton President and Chief Executive Officer, Bed Bath & Beyond Inc. Age: 58 Director since 2019	EXPERIENCE

Mr. Tritton has over 30 years of experience in the retail industry. Since November 2019, Mr. Tritton has served as our President and Chief Executive Officer. Prior to joining the Company, he was the Executive Vice President and Chief Merchandising Officer of Target Corporation, one of the largest retailers in the U.S., from June 2016 to November 2019. During his tenure with Target Corporation, he was instrumental in transforming the omnichannel shopping experience. He has end-to-end retail industry experience in merchandising, design, manufacturing, marketing and distribution at some of the world’s leading iconic retailers and brands, including Nordstrom, Timberland and Nike.

EDUCATION
• Bachelor of Education in English and History, University of Sydney, Australia
PUBLIC BOARD MEMBERSHIPS
• Nordstrom, Inc.
SELECT NOT-FOR-PROFIT
• St. Jude Children’s Research Hospital
2022 proxy statement	11

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Marjorie Bowen Private investor and public company director Age: 57 Independent Director since 2022	EXPERIENCE

Ms. Bowen is a private investor, active public company director, and former investment banker. Ms. Bowen has served on over a dozen boards of both public and private companies and has extensive board experiences with companies undergoing transformations. Ms. Bowen’s directorship experiences include several companies engaged in the retail industry. Previously, from 1989 through 2007, Ms. Bowen was a senior executive, Managing Director, and head of the fairness opinion practice at the multinational investment banking firm of Houlihan Lokey. Ms. Bowen was an active deal advisor and regularly assisted public company boards on transaction, strategic and other shareholder matters. Her significant prior directorship experience as well as her experience working with companies in transitional situations supports our ongoing business transformation.

EDUCATION
• BA, Colgate University • MBA, University of Chicago
PUBLIC BOARD MEMBERSHIPS
• CBL & Associates Properties • Sequential Brands (until 2021) • Centric Brands (until 2020) • Navient (until 2020) • Genesco (until 2019) • ShoreTel (until 2017)
PRIVATE BOARD MEMBERSHIPS
• Voyager Aviation Holdings, LLC
Sue E. Gove President, Excelsior Advisors, LLC Age: 63 Independent Director since 2019	EXPERIENCE

Ms. Gove is the founder of Excelsior Advisors, LLC, a retail consulting and advisory firm, where she has advised clients on key issues impacting the retail industry since 2014. She served as a Senior Advisor for Alvarez & Marsal, a global professional services firm, from March 2017 to March 2019. Prior to her consulting career, Ms. Gove spent more than 30 years in the retail industry where she served in senior financial, operating and strategic roles, leading to her positions as President and Chief Executive Officer of Golfsmith International Holdings, Inc. and Chief Operating Officer of Zale Corporation. In addition, Ms. Gove has served on various public company boards within the retail industry, providing significant leadership experience and diverse perspectives to our Board.

EDUCATION
• BBA, Accounting, University of Texas at Austin
PUBLIC BOARD MEMBERSHIPS
• Conn’s, Inc. • IAA, Inc. • Tailored Brands (until 2020) • Iconix Brand Group, Inc. (until 2019) • Logitech International S.A. (until 2018) • Autozone, Inc. (until 2017)
PRIVATE BOARD MEMBERSHIPS
• The Fresh Market • Truck Hero, Inc.
SELECT NOT-FOR-PROFIT
• The University of Texas System, Audit Committee
12

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Jeffrey A. Kirwan Chairman, Maurices Inc. Age: 55 Independent Director since 2019	EXPERIENCE

Mr. Kirwan currently serves as the Chairman of Maurices Incorporated, a specialty retailer focused on women’s value apparel. Previously, he served as the Global President of the Gap Division of The Gap, Inc., a worldwide clothing and accessories retailer, from December 2014 to February 2018. He also led the Gap’s operations in China from 2011 to 2014. During his tenure with The Gap, Inc., he contributed to significant operational progress, including strong marketing and customer engagement, increased traffic and improved sales and digital business. Mr. Kirwan’s executive experience in large, multinational retailers, his knowledge of our customer base as well as his strong consumer marketing and sales experience is an important asset for our Board.

EDUCATION
• BS, Rhode Island College • Masters of Science, the University of Maryland University College
PRIVATE BOARD MEMBERSHIPS
• Maurices Inc.
Shelly Lombard Private investor, independent consultant and public company director Age: 62 Independent Director since 2022	EXPERIENCE

Ms. Lombard currently serves as an independent consultant, focusing on investment analysis and financial training. She has over 30 years of experience analyzing, valuing, and investing in companies. Prior to becoming a consultant, she served as Director of High Yield and Special Situation Research for Britton Hill Capital, a broker dealer specializing in high yield and special situation bank debt and bonds and value equities, from 2011 to 2014. Prior to that, she was a high yield and special situation bond analyst and was also involved in analyzing, managing, and restructuring proprietary investments for various financial institutions. She was named by NACD as one of its 100 Directorship Honorees for 2021. Ms. Lombard brings strong financial analysis, investment, capital markets, and public company director experience to our Board.

EDUCATION
• BA, Communications and Government, Simmons University • MBA, Finance, Columbia University
PUBLIC BOARD MEMBERSHIPS
• INNOVATE Corporation • Spartacus Acquisition Corporation (until 2021) • Alaska Communications Systems (until 2021)
2022 proxy statement	13

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Benjamin Rosenzweig Partner, Privet Fund Management LLC Age: 37 Independent Director since 2022	EXPERIENCE

Mr. Rosenzweig has been a Partner at Privet Fund Management LLC, an investment firm focused on event-driven, value-oriented investments in small capitalization companies, since 2008. Prior to that, Mr. Rosenzweig served as an Investment Banking Analyst in the corporate finance group of Alvarez & Marsal, a global professional services firm, from 2007 to 2008. During his tenure with Alvarez & Marsal, he advised clients on multiple M&A transactions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. He currently serves on various public company boards, including as Chairman of the Board of Synalloy Corporation. Mr. Rosenzweig brings significant public company board experience and financial expertise to our Board.

EDUCATION
• BBA, Finance and Economics, Emory University
PUBLIC BOARD MEMBERSHIPS
• Synalloy Corporation • PFSweb, Inc. • Potbelly Corporation (until 2022) • Cicero, Inc. (until 2020) • StarTek, Inc. (until 2018)
PRIVATE BOARD MEMBERSHIPS
• Hardinge Inc.
Joshua E. Schechter Private investor and public company director Age: 49 Independent Director since 2019	EXPERIENCE

Mr. Schechter is a private investor and public company director. He has strong public company board leadership expertise, previously serving as Chairman of the Board of SunWorks, Inc., a premier provider of high-performance solar power solutions, and Chairman of the Board of Support.com, a leading provider of cloud-based software and services. He spent 13 years in investment services for Steel Partners and its affiliates, including Managing Director of Steel Partners Ltd. and Co-President, Steel Partners Japan Asset Management, LP. His significant experience with complex business and strategic transactions, M&A, corporate governance matters and capital markets, together with his public company board leadership experience provides valuable insight to our Board.

EDUCATION
• BBA, University of Texas at Austin • MPA, Professional Accounting, University of Texas at Austin
PUBLIC BOARD MEMBERSHIPS
• Landec Corp. • Viad Corp • Support.com (until 2021) • SunWorks, Inc. (until 2020) • Genesco Inc. (until 2019)
14

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Minesh Shah Chief Operations Officer, Stitch Fix, Inc. Age: 48 Independent Director since 2022	EXPERIENCE

Mr. Shah has served as Chief Operations Officer at Stitch Fix, the world's leading online shopping experience, since October 2020 and is responsible for the company's operations and client experiences. He also served as Vice President, Operations at Stitch Fix from September 2018 to October 2020. Previously, Mr. Shah served as Senior Director of Delivery Operations at Tesla Motors, Inc. from February 2017 to June 2018. He has spent most of his career in high growth, consumer-driven companies – focused on operations, customer experience, omnichannel programs, marketing and digital retail, including as Vice President of Global eCommerce for Uniqlo Co. Ltd. Mr. Shah’s extensive consumer, supply chain, marketing, technology and operational experience, as well as his deep knowledge and expertise in retail offer valuable perspective and oversight to our ongoing transformation.

EDUCATION
• BS, Chemical Engineering, Northwestern University • MBA, Marketing, Management and Strategy, Northwestern University
Andrea M. Weiss Founding Partner, The O Alliance, LLC; Chief Executive Officer and Founder, Retail Consulting Inc. Age: 67 Independent Director since 2019	EXPERIENCE

Ms. Weiss was an early innovator in multi-channel commerce and brings nearly 30 years of entrepreneurial leadership experience in the retail industry, currently serving as Founding Partner of The O Alliance, LLC since 2014 and Chief Executive Officer and Founder of Retail Consulting Inc. since 2002. She is recognized as a pioneer in creating a seamless customer experience and has been a key player in transforming retail into the digital space. She also has extensive experience developing high-level business strategy and tactical execution plans, including implementing turnaround initiatives for leading brands in the U.S. and Europe. Ms. Weiss was named by NACD as one of the Top 100 Best Public Directors in 2016. Our Board benefits from Ms. Weiss’ extensive retail and transformation experience, as well as her experience serving on public company boards.

EDUCATION

• BFA, Virginia Commonwealth University
• Masters of Administrative Science, The Johns Hopkins University
• Post-Graduate Studies at Harvard Business School and The Kellogg School of Management at Northwestern University
• NACD Board Leadership Fellow and Directorship Certification

PUBLIC BOARD MEMBERSHIPS
• Cracker Barrel Old Country Store, Inc. • O’Reilly Automotive, Inc. • RPT Realty • Chico’s FAS, Inc. (until 2018)
SELECT NOT-FOR-PROFIT
• Delivering Good, Inc., Chair of the Board • Hampton University Board of Trustees, Vice Chair
2022 proxy statement	15

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Ann Yerger Advisor, Spencer Stuart North America Board Practice Age: 60 Independent Director since 2019	EXPERIENCE

Ms. Yerger has dedicated her career to the advancement of corporate governance and investor protection initiatives. She has held various governance advisory roles, including her current position as Advisor with Spencer Stuart North America Board Practice, a leading board consulting firm, which she has held since 2017. She has also served as a Member of the Grant Thornton Audit Quality Advisory Council since 2019. Previously, Ms. Yerger served as Executive Director, Center for Board Matters at Ernst & Young LLP from 2015 to 2017. In addition, she has served as a member of several advisory boards and committees, including the Investor Advisory Committee of the U.S. Securities and Exchange Commission and the Nasdaq Listing and Hearing Review Council. She has been recognized by the International Corporate Governance Network and NACD for her contributions to investor collaboration and the improvement of corporate governance. Ms. Yerger's deep corporate governance and shareholder-oriented work provide our Board with important insight and guidance with respect to our corporate governance practices and engagement with key stakeholders.

EDUCATION
• BA, Economics, Duke University • MBA, Tulane University • CFA charterholder
PRIVATE BOARD MEMBERSHIPS
• Hershey Entertainment and Resorts
16

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
how we are selected and evaluated
Directors are elected at each annual meeting to serve until the next annual meeting and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal.
The Board has adopted a policy regarding minimum qualifications for potential directors. These qualifications are considered by the Board and the Nominating and Corporate Governance Committee, together with further core skills deemed useful in the context of an assessment of the current needs of the Board. All candidates for election to our Board must participate in a rigorous evaluation process. As part of this process, candidates are required to undergo a third-party background and conflicts check, complete our director questionnaire, and interview with, at a minimum, members of our Nominating and Corporate Governance Committee, Independent Chair of the Board, CEO and any external search firm or advisor engaged on these matters. Shareholders may recommend nominees to the Nominating and Corporate Governance Committee by submitting the names and supporting information in writing to the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083 in accordance with the Company’s Bylaws.
The Nominating and Corporate Governance Committee believes the director nominees possess the experience, skills and qualifications established by the Corporate Governance Guidelines and necessary to continue the Company’s strategic transformation. In addition, the Company’s Corporate Governance Guidelines limit the number of outside board memberships of our directors.
2022 proxy statement	17

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Minimum qualifications to
serve as a director:
 are of high character and integrity;
 are accomplished in their respective fields, with superior credentials and recognition;
 have relevant expertise and experience upon which to be able to offer advice and guidance to management;
 have sufficient time available to devote to the affairs of the Company;
 are able to work with the other members of the Board and contribute to the success of the Company;
 can represent the long-term interests of the Company’s shareholders as a whole; and
 are selected such that the Board represents a range of backgrounds, experience, ages and diversity of gender, race, and ethnicity.
Additional skills for effective Board oversight of our strategy, risk and corporate governance:
Applicable legal and
regulatory requirements:
The Nominating and Corporate Governance Committee also considers applicable legal and regulatory requirements that govern the composition of the Board, including but not limited to, Nasdaq and SEC requirements with respect to independence, diversity, financial literacy and other matters.
All members of all Committees are independent

Digital/Omni- channel Experience	Senior Leadership & Strategic Planning
Growth/Business Transformation	CEO Experience
International Experience	Financial Literacy/ Expertise
Marketing (including Digital Marketing)/ Personalization/ Customer Experience	Public Affairs/ Corporate Governance/ ESG
Operations Management Experience	Public Company Board Service
Retail Industry Experience	Risk Management
Technology/ Cyber

consideration of diversity
Qualified candidates for membership on the Board will be considered without regard to race, color, creed, religion, national origin, age, gender identity, sexual orientation or disability. As detailed in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee endeavors to include diverse candidates (including women and candidates who self-identify as either an underrepresented minority or LGBTQ+) in the qualified pool from which Board candidates are chosen and, when nominated and elected, to consider such directors for leadership on the Board and its committees. The Nominating and Corporate Governance Committee reviews and evaluates each candidate’s character, judgment, skills, background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company’s shareholders), as well as the overall composition of the Board, and recommends to the Board for its approval the slate of directors to be nominated for election at the Annual Meeting. The Nominating and Corporate Governance Committee is committed to, and actively applies, its policy of inclusiveness as a critical component of its board refreshment efforts.

18

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
board refreshment and succession planning
As part of our continuing Board refreshment initiative, the Nominating and Corporate Governance Committee regularly assesses the current needs of the Board, including through its oversight of the Board’s composition and peer assessment process as further described under “board self-assessment and board composition & peer assessment processes” below. This effort is intended to help ensure that directors possess an appropriate mix of skills and experience, including a balance between new and experienced directors and a further alignment of the attributes of the directors with the Company’s strategic needs, and to help inform the Board’s succession planning process.
The Nominating and Corporate Governance Committee also evaluates our director succession planning needs, including through the consideration of any possible retirements or other departures from the Board and the active consideration of new director candidates that would best complement the skills and attributes of the existing directors, and continue to best position the Board to assess, challenge and oversee the Company’s long-term strategy. The Nominating and Corporate Governance Committee evaluates any candidates against the standards and qualifications set forth in our Corporate Governance Guidelines as well as other relevant factors, including the candidate’s potential contribution to the diversity of the Board.
To assist the Nominating and Corporate Governance Committee in identifying prospective Board nominees when undertaking a search, the Company may retain an outside search firm. The Nominating and Corporate Governance Committee also considers candidates suggested by its members, other directors, management and shareholders.
Through this evaluation and assessment process in 2021, the Board, by recommendation from the Nominating and Corporate Governance Committee, identified the need for representation of additional skills and attributes on our Board. As a result, the Nominating and Corporate Governance Committee engaged a third-party independent search firm to assist with the identification of potential candidates, which resulted in the appointment of Minesh Shah on March 1, 2022.
2022 proxy statement	19

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
how we are governed and govern
corporate governance at Bed Bath & Beyond
The Board believes that good corporate governance accompanies and aids the Company’s long-term success, and, in coordination with the Nominating and Corporate Governance Committee, regularly reviews the Company’s corporate governance policies and practices. The Company’s governance policies and practices, including the Corporate Governance Guidelines, were most recently updated in fiscal 2021 based upon a comprehensive review against peer and market leading practices.

Our current corporate governance policies and practices include, among other things:

Practice	Description
accountability to shareholders
ANNUAL ELECTIONS	All directors are elected annually, which reinforces our Board’s accountability to shareholders.
MAJORITY VOTING STANDARD
Our Amended and Restated Bylaws provide for a “majority voting” standard in uncontested director elections. An incumbent director that does not meet the majority voting standard must promptly offer to resign from the Board.

BOARD REFRESHMENT	The Board has undergone a complete transformation, with all our directors standing for re-election appointed within the last four years.
PROXY ACCESS
Our Amended and Restated Bylaws provide that any shareholder or group of up to 20 shareholders owning 3% or more of the Company’s common stock continuously for at least the previous three years may nominate and include in our proxy materials director nominees totaling up to the greater of 20% of the Board or at least two directors.

SHAREHOLDER ENGAGEMENT
We are committed to active and ongoing shareholder engagement, including by directors, to capture investor perspectives. We regularly engage with our shareholders to better understand their perspectives in a variety of areas, and these discussions ensure the Company’s interests remain well-aligned with those of our shareholders.

strong, independent leadership
INDEPENDENCE
A majority of our directors must be independent. Currently, all of our directors other than our CEO are independent. The Board and its committees hold regular executive sessions of independent directors, including in conjunction with regular meetings.

INDEPENDENT CHAIR
We currently have an independent Chair of the Board. If in the future, our CEO is also the Chair of the Board or the Chair of the Board is otherwise not independent, our Corporate Governance Guidelines require an independent director to serve as Lead Director.

BOARD COMMITTEES
The Nominating and Corporate Governance Committee reviews and recommends committee membership. All of the members of the Audit Committee, People, Culture and Compensation Committee and Nominating and Corporate Governance Committee are independent directors. Each of our committees is chaired by an independent director, and each committee has an extensively detailed charter outlining the committee’s duties and responsibilities, which are reviewed at least on an annual basis.

BOARD EDUCATION
Our comprehensive board education program begins with a new director orientation process that includes individual discussions with the Chair of the Board, the CEO and other senior executives and visits to one or more stores or other Company facilities. Director education continues at each Board meeting, through reports and presentations by Company officers and outside experts. The Board also encourages directors to periodically attend appropriate continuing education seminars or programs.

20

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Practice	Description
board structure
DIVERSITY
Our directors have a diversity of perspectives, backgrounds, ages, genders, races and ethnicities reflecting the diversity of the Company’s loyal customers and dedicated associates. As detailed in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee endeavors to include diverse candidates (including women and candidates who self-identify as either an underrepresented minority or LGBTQ+) in the qualified pool from which Board candidates are chosen and, when nominated and elected, to consider such directors for leadership on the Board and its committees.

DIRECTOR OVERBOARDING POLICY
Our CEO and non-executive directors who are employed as the chief executive officer or are otherwise a “Named Executive Officer” of any public company are expected to serve on no more than one other public company board. Other directors are expected to serve on no more than three other public company boards.

SELF- ASSESSMENTS	The Board and each of its committees conduct rigorous annual self-assessments.
BOARD COMPOSITION AND PEER ASSESSMENTS
The Board conducts board composition and peer assessments on a biennial basis, which may be facilitated by an independent third-party. The last assessment was conducted in fiscal 2020 by an independent third-party.

RISK OVERSIGHT
The Board and the Audit Committee at least annually review and engage with the Company’s Enterprise Risk Management (ERM) process and monitor both the risk culture and emerging and current strategic risks.

ESG OVERSIGHT
The Board and the Nominating and Corporate Governance Committee regularly review the Company’s ESG strategies, policies and practices. The Board and the People, Culture and Compensation Committee regularly review the Company’s strategies, policies and practices with respect to people and culture matters, including diversity, equity and inclusion (“DE&I”) policies, programs and initiatives.

MANAGEMENT SUCCESSION PLANNING
The People, Culture and Compensation Committee is responsible for the oversight of regular management succession planning for the CEO and other executive officers of the Company. The Nominating and Corporate Governance Committee is responsible for the oversight of emergency management succession planning.

compensation practices and alignment with shareholders
COMPENSATION PRACTICES
The People, Culture and Compensation Committee is dedicated to aligning the Company’s executive compensation practices with the long-term strategy of the Company and the Company’s compensation design pillars.

COMPENSATION RECOUPMENT	The Company has the right to recover cash and equity incentive compensation paid to current and former officers in a broad range of covered events, including conduct detrimental to the Company.
ANTI-HEDGING AND PLEDGING POLICIES	The Company does not permit our executive officers to hedge the Company’s securities and restricts their ability to pledge the Company’s securities.
STOCK OWNERSHIP GUIDELINES FOR OFFICERS AND DIRECTORS	The Company’s stock ownership guidelines contain minimum ownership requirements for executive officers and directors, which are regularly reviewed and benchmarked against our peers.
2022 proxy statement	21

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
board leadership
As stated in our Corporate Governance Guidelines, the Board’s general policy, based on experience, is that the positions of Chair and Chief Executive Officer (“CEO”) should be held by separate persons. Our current independent Chair of the Board is Harriet Edelman. As independent Chair of the Board, Ms. Edelman presides at all meetings of the shareholders and of the Board, and has such powers and performs such other duties required by statute or the Company’s Amended and Restated Bylaws and as set forth in the Corporate Governance Guidelines or as the Board may from time to time determine.

Harriet Edelman Independent Chair of the Board
Our Corporate Governance Guidelines provide that the independent Chair will:

 • seek to promote a strong board culture, including the participation of all directors in an environment of open dialogue, constructive feedback and effective communication across Board committees and among the Chair, the Board as a whole, and with regard to senior management;

 • preside at all meetings of the Board, including executive sessions of the independent directors;

 • preside at all meetings of the shareholders;

 • have the authority to call meetings of the Board and of the independent directors;

 • determine the agendas, schedule and information sent to the directors for Board meetings, including to assure sufficient time for discussion of agenda items, prioritize matters and promote effective information flow and follow-up;

 • work with the applicable committee chairs and Board committees with respect to the annual performance review of the CEO and the Board’s self-assessment and board composition and peer assessment processes;

 • act as a liaison between the members of the Board and management; and

 • be available for consultation with the Company’s shareholders as appropriate.

Under the Company’s Corporate Governance Guidelines, if the Board, upon the recommendation of the Nominating and Corporate Governance Committee, decides in the future that, given the then current circumstances, combining the positions of independent Chair and CEO would foster a more effective and efficient Board, or the independent Chair is otherwise determined by the Board to not be independent, then the independent directors will designate an independent director to serve as Lead Director. The Lead Director would generally have the duties and responsibilities of the current independent Chair of the Board, unless otherwise determined by the Board.
director independence
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that all of our directors other than Mr. Tritton are “independent directors” under the independence standards set forth in our Corporate Governance Guidelines and Nasdaq Listing Rule 5605(a)(2).

The Board conducts an annual review of director independence. As part of this review, independence is assessed in both fact and appearance to promote arms-length oversight and is designed to identify relationships and transactions between a director or their immediate family and the Company or members of executive management. In the ordinary course of business, transactions may occur between the Company and entities with which some of our directors or their family members are or have been affiliated. In connection with its evaluation of director independence, our Board reviewed such transactions, and it has determined that these transactions do not impair the independence of the respective director.
22

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
committees of the board of directors
The Board has established standing committees to assist with the performance of its responsibilities. These committees are the Audit Committee, the People, Culture and Compensation Committee and the Nominating and Corporate Governance Committee.
All members of the Audit, People, Culture and Compensation and Nominating and Corporate Governance Committees are considered independent pursuant to applicable SEC and Nasdaq rules, and all members of the People, Culture and Compensation Committee meet the “outside directors” requirements for purposes of applicable tax law.
The Board has adopted written charters for the Audit, People, Culture and Compensation, and Nominating and Corporate Governance Committees. The charters are available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com.* Each Committee reviews its charter annually and recommends charter changes to the Board, as appropriate.

*	Web links throughout this document are provided for convenience only. Information from the Bed Bath & Beyond website is not incorporated by reference into this proxy statement.
audit committee
Fiscal 2021 Meetings: 9
Current Members (all independent): Joshua E. Schechter*, Chair | Sue E. Gove* | Virginia P. Ruesterholz* | Andrea M. Weiss*
* Audit Committee Financial Experts

The Audit Committee assists the Board by:

• overseeing the Company’s accounting and financial reporting processes and the integrity of the Company’s quarterly and annual financial statements;
• reviewing the Company’s earnings announcements, as well as financial information and earnings guidance provided to analysts and ratings agencies;
• reviewing audits of the Company’s financial statements;
• overseeing the Company’s internal control system and the quality of internal control by management;
• overseeing management’s practices to ensure adequate risk management;
• overseeing the Company’s corporate compliance program, including compliance with legal and regulatory requirements and the Company’s ethical conduct policy;
• reviewing and overseeing the independent auditor’s qualifications, independence and performance;
• overseeing the performance of the Company’s internal audit function;
• overseeing cybersecurity, data privacy, information technology and information protection programs; and
• overseeing procedures for receipt and treatment of complaints received by the Company from its customers, vendors or associates relating to accounting, internal accounting controls or auditing matters.

The Audit Committee has the authority to engage independent counsel and other advisors.
2022 proxy statement	23

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
people, culture and compensation committee
Fiscal 2021 Meetings: 11
Current Members (all independent): John E. Fleming, Chair | Jeffrey Kirwan | Ann Yerger

The People, Culture and Compensation Committee assists the Board by:

• considering and determining all matters relating to the compensation of the CEO, the Executive Chair (if applicable) and other executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such other key executives as the Committee shall determine;
• administering and functioning as the Committee that is authorized to make grants and awards of equity compensation to executive officers and such other key executives as the Committee shall determine under the Company’s equity compensation plans;
• overseeing the Company’s management succession planning for the CEO and other executive officers;
• overseeing the Company’s people and culture matters, including associate diversity and inclusion policies, programs and initiatives; and
• reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Committee’s consideration.
The People, Culture and Compensation Committee has the authority to engage compensation consultants and other advisors.

nominating and corporate governance committee
Fiscal 2021 Meetings: 17
Current Members (all independent): Virginia P. Ruesterholz, Chair | Sue E. Gove | Mary A. Winston | Ann Yerger

The Nominating and Corporate Governance Committee assists the Board by:

• reviewing and recommending to the Board changes in certain policies regarding the nomination of directors;
• identifying individuals qualified to become directors;
• evaluating and recommending for the Board’s selection nominees to fill positions on the Board;
• advising the Board with respect to leadership of the Board and the structure and composition of the committees of the Board;
• facilitating the annual assessment of the performance of the Board and its committees;
• facilitating a composition and peer assessment review of the Board not less than biennially;
• advising and making recommendations to the Board with respect to corporate governance matters, including the Company’s Corporate Governance Guidelines and other corporate governance policies;
• overseeing the Company’s ESG strategies, policies and practices; and
• overseeing the Company’s emergency management succession planning.
The Nominating and Corporate Governance Committee also has the authority to retain advisors, including third-party search firms to evaluate or assist in identifying or evaluating potential director nominees.

24

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
management succession planning
While the full Board is responsible for ensuring that the Company engages in robust succession planning discussions for the CEO position and for ultimately determining who holds such position, the Board has delegated the responsibility for overseeing succession planning for the CEO and other executive officers to (i) the People, Culture and Compensation Committee for regular succession planning and (ii) the Nominating and Corporate Governance Committee for emergency succession planning. This oversight responsibility includes periodically reviewing the management succession plan and identifying potential successors for the CEO. The People, Culture and Compensation Committee and the Nominating and Corporate Governance Committee periodically report to the Board regarding succession planning matters. In addition, the CEO periodically reports to the People, Culture and Compensation Committee regarding succession plans for certain key officers and also makes recommendations to the Board regarding his/her own succession.
people, culture and compensation committee interlocks and insider participation
John E. Fleming, Jeffrey Kirwan and Ann Yerger served as members of the People, Culture and Compensation Committee during fiscal 2021. No director who served on the People, Culture and Compensation Committee during fiscal 2021 was an officer or associate of the Company or any of its subsidiaries in fiscal 2021 or previously was an officer of the Company.
None of our executive officers currently serve, or in fiscal 2021 has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or the People, Culture and Compensation Committee.
meetings of the board and committees
Our Board and its committees hold regular meetings each quarter and special meetings when necessary. All incumbent directors attended at least 75% of the total Board and committee meetings on which he or she served during 2021. All of our directors who were serving on the day of last year’s annual meeting of shareholders attended that meeting. Under our Corporate Governance Guidelines, absent unusual circumstances, Board members are expected to attend all Board meetings, all committee meetings on which they serve and our annual meeting of shareholders. Our non-employee directors, all of whom are currently independent, meet in executive session, without the presence of any corporate officer or member of management, in conjunction with regular meetings of the Board and its committees.
Number of Meetings in 2021
Board of Directors	9
Audit Committee	9
People, Culture and Compensation Committee	11
Nominating and Corporate Governance Committee	17
2022 proxy statement	25

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
risk oversight
We are committed to Board-level risk management. The Board monitors the Company’s “tone at the top” and risk culture and oversees current and emerging strategic risks. Risk management is overseen by the Board and facilitated through the work of the Board committees which are comprised entirely of independent directors and provide regular reports to the Board regarding matters reviewed by their committees.

AUDIT COMMITTEE • Financial reporting • Legal and regulatory compliance • Operational risk • Cybersecurity and data privacy • Internal controls • Corporate compliance program
PEOPLE, CULTURE AND
COMPENSATION
COMMITTEE

• People and culture matters, including DE&I
• Associate talent retention and development
• Compensation policies and practices
• Conflicts of interest involving advisors to the compensation committee
• Management succession planning for the CEO and other executive officers

NOMINATING
AND CORPORATE
GOVERNANCE
COMMITTEE

• ESG strategy, policies and practices
• Board composition, emergency management succession, and Board and CEO evaluations
• Governance-related risks, including assessing and monitoring the effectiveness of our Corporate Governance Guidelines enterprise risk management
The Company employs enterprise risk management (“ERM”) practices designed to identify and assess risks to our business and to develop strategies to mitigate and manage those risks. Our ERM risk assessment and related reporting involve cross-functional engagement to ensure appropriate prioritization and alignment across the Company. These activities, which are overseen by the Company’s Controls, Audit and Risk Services team, were recently refreshed in 2021. As part of its oversight responsibility, the Board receives reports on the material risks facing the Company, which are identified through multiple means, including the Company’s ERM process. The Audit Committee of our Board receives regular reports on the Company’s risks, mitigation efforts and related controls to manage such risks. Areas of risk and mitigation efforts reviewed with the Board and its committees in furtherance of the Board’s oversight responsibilities include: economic forces; competition; weather; people and culture risks such as recruitment and retention, safety, and succession; cybersecurity and data security risks; compliance risks associated with the range of legal, accounting, tax and financial reporting systems under which the Company operates; supply chain risks, including disruption arising from political instability or labor disturbances, supplier financial stability and legal compliance; and compliance with a variety of product, labor, social and environmental standards. The ERM process also informs the more detailed risk factor disclosure in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

Additional details on the Company’s risks can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2022.
26

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
board self-assessment and board composition & peer assessment processes
The Board conducts a rigorous annual process to assess effectiveness of the Board and each of its committees. As part of this process, the Board and each of the committees are required to review and evaluate its performance. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility to facilitate this self-assessment and report the results thereof to the Board, using such resources or methods as it determines to be appropriate.
The Board also conducts a board composition review and peer assessment process on a biennial basis, which may be facilitated by an independent third-party consultant. As part of this process, all Board members are interviewed to provide input on each director, assess the Board’s effectiveness and identify opportunities to further improve performance. At completion of the evaluation, results are delivered to and reviewed by the Board. The last board composition review and peer assessment was completed at the end of fiscal 2020.
board education program
The Company and the Board believe that directors should continually update their skills and knowledge in order to effectively oversee the management of the affairs of the Company. The Board’s comprehensive board education program begins with a new director orientation process that includes individual discussions with the Chair of the Board, the CEO and other senior executives; visits to one or more stores and other Company facilities; and orientation by the Chief Legal Officer and Corporate Secretary regarding various Company programs and policies. Director education continues at each Board meeting, through reports and presentations by Company officers and outside experts and through the sharing of information among directors. Additionally, the Board recognizes the value of independent learning and keeping abreast of legal and business developments to ensure effective discharge of director duties. In order to advance these goals, the agenda at various Board meetings includes discussion of key business and governance issues. The Board also encourages directors to periodically attend appropriate continuing education seminars or programs. The Company reimburses directors for all reasonable fees and expenses associated with attending such programs, up to $10,000 per director in any fiscal year.
anti-hedging and anti-pledging policies
Our directors and executive officers are prohibited from engaging in hedging or monetization transactions with respect to Company securities, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, exchange funds, puts, calls, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, our directors and executive officers are prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account, unless they certify to the Company’s Chief Legal Officer their financial capacity to repay the covered loan without resorting to the pledged securities.
2022 proxy statement	27

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
stock ownership guidelines
As a further measure to align the interests of its non-employee directors with the interests of the Company, the Company’s stock ownership guidelines require all non-employee directors to achieve ownership of Company stock (inclusive of restricted stock), calculated in total share value, of not less than six times such director’s base annual cash retainer. In addition, until a non-employee director has achieved the minimum share ownership, such director is required to hold one hundred percent (100%) of the shares acquired through the vesting of restricted stock received from the Company. The People, Culture and Compensation Committee evaluates compliance with this policy on an annual basis. Once a director satisfies the ownership guideline as of a measurement date, they will be considered in compliance regardless of share price fluctuations or an increase in the director’s annual cash retainer, as long as their holdings remain at or above the number of shares held at the time they first met the ownership guideline. These enhanced requirements reflect the Board’s strong commitment to best-in-class governance policies and represent highest standards as measured against the Company’s peers. As of the end of fiscal 2021, all the Company’s directors owned shares in excess of the applicable guideline or were in compliance with the retention requirement described above.
governance guidelines and policies; additional information
The Investor Relations section of the Company’s website contains the following information:
•	Corporate Governance Guidelines, including the Company’s Policies on Director Nominations and Director Attendance at the Annual Meeting;
•	the Company’s Policy of Ethical Standards for Business Conduct that applies to all associates (including all officers) and members of the Board;
•
the Company’s Compensation Recoupment Policy that applies to any current or former executive officer (as defined by the Exchange Act) and such other senior executives who may be deemed subject to the policy by the Board;

•	the 2021 ESG Report, reporting on the environmental, social and governance issues most important to our business; and
•	how shareholders can communicate with the Board.
28

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
environmental, social and governance (ESG)
As Chairs of the Board and the Nominating and Corporate Governance Committee, we believe it is essential that the Board of Directors is directly engaged in the Company’s ESG strategy. This includes providing appropriate oversight to all aspects of the strategy and ensuring sufficient links to our Company’s unique business model, business plans, investments, and risk management processes.

During 2021, our Company published an enhanced ESG Report for the fiscal year 2020 and established important short- and long-term targets for the environment, the communities we serve, our associates and customers. Our ESG strategy embeds important principles and programs across our business — with functional plans, leadership ownership, metrics and targets. Through this framework, we aspire to be the most responsible partner we can for our associates, customers, communities, shareholders and planet.

The Board provides oversight to ESG matters in each Board committee and at the full Board level. This includes monitoring progress on our ESG and DE&I goals and further advancing our strategy through the identification of additional opportunities. In 2022, the Company tuned objectives first shared in 2021 and enhanced our overall program.

We look forward to our ESG initiatives further distinguishing our Company, driving success, making a positive impact on our customers and communities and responding to the interests of all stakeholders.

Harriet Edelman Chair of the Board of Directors	Virginia P. Ruesterholz Chair of the Nominating and Corporate Governance Committee
our approach to ESG
Aligned with our purpose to make it easy to feel at home, our ESG vision and principles are embedded in all business activities. Our strategy is made up of three key pillars – People, Community and Planet – focusing on the areas where we believe we can contribute the most.
People: create an equitable, inclusive work environment where all associates feel at home and can thrive
Community: provide a sense of home to the people and communities we serve
Planet: do our part to protect the planet we call home
We are committed to a strong governance framework, designed to elevate and embed strong ethical values and governance throughout the business to enable the ESG strategy. As part of that framework, our Board provides our Company’s highest level of oversight for ESG matters. In addition, the Nominating and Corporate Governance Committee has express authority over our ESG programs, strategies, policies and practices, the People, Culture and Compensation Committee regularly review the Company’s strategies, policies and practices with respect to people and culture matters, including DE&I and the Audit Committee oversees the Company’s compliance program and risk management practices, including sustainability-related risks.
For more information about our Board committee oversight responsibilities, see “committees of the board of directors.”
2022 proxy statement	29

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
ESG highlights
Our ESG journey is only beginning, and we are committed to making continued progress in 2022 and beyond. Our ESG vision and principles and 2021 progress is highlighted below. For more information on our ESG program and performance, please review our 2021 ESG Report, which is available on our website at www.bedbathandbeyond.com.
people
We deeply believe our associates are our greatest asset. Being ‘people powered’ is a key principle of our multi-year business transformation strategy. Over the past year, we have made progress on improving the associate experience, including:
 • implementing 100% paid parental leave at all levels
 • conducting an all-associate engagement survey, the results of which will help us continue to improve our work environment and address associate feedback
 • creating our Stronger, Together Relief Fund as a resource for associates facing short-term financial hardship in the event of an unforeseen personal event or natural disaster
 • hiring our first Senior Vice President and Chief Diversity, Equity & Inclusion Officer responsible for the strategy and execution of our DE&I commitments

For more information about our people commitments, see “compensation, discussion and analysis - people & culture highlights.”
community
Community support is an integral part of our heritage and we have a long-standing tradition of providing aid to our neighbors in need. We believe a sense of home is critical for the well-being of individuals and communities. In partnership with local and national non-profits, along with product donations and volunteering, we are working to advance this sense of home to positively impact communities in need.

Our commitments are supported by our partnerships with two national non-profit organizations, Good360 and Rebuilding Together, and our thousands of associates across North America who want to contribute and give back to the communities in which we operate. In 2021, we donated products representing $29.65 million in value.

planet
We understand the urgency of the environmental issues that face us today, and we focus our sustainability work on the critical issues of climate change, sustainable products, and eliminating waste. As we transform our business, we have the unique opportunity to deeply embed environmental considerations in the critical choices we make. We’ve made progress on our environmental goals, including:
 • the acceleration of our greenhouse gas reduction goals for Scopes 1 and 2 emissions by 2030
 • publishing our Environmental Policy, which describes our commitments on environmental issues
 • launching our first circular economy initiative with buybuy Baby’s partnership with GoodBuy Gear to take back used baby gear for resale in exchange for store credit

30

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
how we are paid
The Director Compensation Table provides compensation information for each member of our Board during fiscal 2021, other than Mr. Tritton, our President and CEO, whose compensation is reflected in the Summary Compensation Table. Mr. Tritton did not receive any director fees for fiscal 2021, since he received compensation in his capacity as an executive of the Company.
Annual director fees for fiscal 2021 were $90,000. In addition to annual fees, directors serving on standing committees of the Board were paid as follows: an additional $10,000 for Audit Committee members (or $25,000 for the Chair of the Audit Committee); an additional $7,500 for People, Culture and Compensation Committee members (or $25,000 for the Chair of the People, Culture and Compensation Committee); and an additional $5,000 for Nominating and Corporate Governance Committee members (or $16,500 for the Chair of the Nominating and Corporate Governance Committee). The independent Chair of the Board also receives an annual retainer in the amount of $200,000 (in addition to the standard annual director fees received by the independent Chair of the Board), with 75% payable in cash and 25% payable in restricted stock on the date of the Annual Meeting of Shareholders (calculated based on the average of the high and low trading prices on such date).
The Company does not pay per meeting fees. Director fees are paid on a quarterly basis. Directors may elect to receive all or 50% of their fees in stock.
In addition to the fees above, each director, other than Mr. Tritton, received a grant of restricted stock under the Company’s 2012 Incentive Compensation Plan (the “2012 Plan”) on the date of the Company’s 2021 Annual Meeting of Shareholders with a grant date value equal to $150,000. The number of shares were calculated using the average of the high and low trading prices of the Company’s common stock on the date of the 2021 Annual Meeting of Shareholders.
In an effort to further align the interests of our Board and the Company, the non-employee members of our Board are required to maintain ownership of Bed Bath & Beyond stock (inclusive of restricted stock) of not less than six times a director’s base annual cash retainer (measured at the close of the fiscal year and subject to later fluctuations in share price). In addition, until a non-employee director has achieved the minimum share ownership, the director is required to hold one hundred percent (100%) of the shares acquired through the vesting of restricted stock received from the Company. As of the end of fiscal 2021, all the Company’s directors owned shares in excess of the applicable guideline or were in compliance with the retention requirement described above.
2022 proxy statement	31

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
As described above and more fully below, the following table summarizes the annual compensation for the directors, other than Mr. Tritton, during fiscal 2021.
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Marjorie Bowen(6)	0	—	0
Harriet Edelman	240,000 (3)	200,020 (4)	440,020
John E. Fleming	115,000	150,000	265,000
Sue E. Gove	105,000	150,000	255,000
Jeffrey A. Kirwan	97,500 (3)	150,000	247,500
Shelly Lombard(6)	0	—	0
Johnathan B. (“JB”) Osborne(5)	31,731	—	31,731
Harsha Ramalingam(5)	31,731	—	31,731
Benjamin Rosenzweig(6)	0	—	0
Virginia P. Ruesterholz	116,500	150,000	266,500
Joshua E. Schechter	115,000	150,000	265,000
Minesh Shah(6)	0	—	0
Andrea M. Weiss	100,000	150,000	250,000
Mary A. Winston	95,000	150,000	245,000
Ann Yerger	102,500 (3)	150,000	252,500
(1)
The value of stock awards represents their respective total fair value on the date of grant calculated in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, “Compensation—Stock Compensation” (“ASC 718”), without regard to the estimated forfeiture related to service-based vesting conditions. All assumptions made in the valuations are contained and described in Note 15 to the Company’s financial statements in the Company’s Annual Report on Form 10-K for fiscal 2021. Stock awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the directors.

(2)
For all directors who did not resign before the end of fiscal 2021, includes the value of 5,071 restricted shares of common stock of the Company granted under the Company’s 2012 Plan on the date of the Company’s 2021 Annual Meeting of Shareholders and valued under ASC 718 at fair market value on such date ($29.58 per share, the average of the high and low trading prices on June 17, 2021). Such restricted stock vested on the last day of the fiscal year of grant, subject to the applicable director remaining in office until the last day of the fiscal year.

(3)
50% of each of Mmes. Edelman’s and Yerger’s, and Mr. Kirwan’s fees were paid in unrestricted shares of common stock of the Company pursuant to the Bed Bath & Beyond Plan to Pay Directors Fees in Stock and the number of shares was determined (in accordance with the terms of such plan) based on the fair market value per share on the second business day following the announcement of the Company’s financial results for its fiscal third quarter, which was $13.16 per share, the average of the high and low trading prices on January 10, 2022.

(4)
In addition to the 5,071 restricted shares of common stock mentioned in note 2 above, Ms. Edelman also received 1,691 restricted shares of common stock of the Company representing the amount of the Independent Chair of the Board retainer for fiscal 2021, granted under the Company’s 2012 Plan on the date of the Company’s 2021 Annual Meeting of Shareholders and valued under ASC 718 at fair market value on such date ($29.58 per share, the average of the high and low trading prices on June 17, 2021). Such restricted stock vested on the last day of the fiscal year of grant, subject to remaining in office until the last day of the fiscal year.

(5)	No longer serving as a director as of June 17, 2021.
(6)	Mr. Shah was appointed to the Board on March 1, 2022. Mmes. Bowen and Lombard and Mr. Rosenzweig were appointed to the Board on March 24, 2022.
delinquent section 16(a) reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC relating to their common share ownership and changes in such ownership, and to confirm that all required Section 16(a) forms were filed with the SEC. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all reports, except one, that were required to be filed under Section 16(a) during fiscal 2021, were timely filed. There was one late filing disclosing one transaction for Ms. Hong due to a filing code process issue.
32

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
certain relationships and related transactions
The Company’s Audit Committee reviews and, if appropriate, approves transactions brought to the Committee’s attention in which the Company is a participant and the amount involved exceeds $120,000, and in which, in general, beneficial owners of more than 5% of the Company’s common stock, the Company’s directors, nominees for director, executive officers, and members of their respective immediate families, have a direct or indirect material interest. The Committee’s responsibility with respect to the review and approval of these transactions is set forth in the Audit Committee’s charter.
how we engage with and listen to our shareholders; how to communicate with us
We actively engage with a significant and diverse group of our shareholders on topics important to them and to the Company. Topics discussed have included an increased focus on areas such as executive compensation; governance practices, including board assessment and refreshment; board composition; business strategy; environmental and social topics such as people and culture and DE&I; balance sheet and capital allocation; and other topics suggested by our shareholders. In addition, our Investor Relations team, together with members of senior management, regularly engage with investors.
Shareholder feedback is discussed by the Board periodically throughout the year. This includes input through direct discussions and prior shareholder votes, as well as engagement with proxy advisory firms that represent the interests of a wide array of shareholders. Feedback and insight from these discussions, in addition to emerging best practices, policies, and other market standards, are considered and evaluated by our Board and management to enhance our disclosures and practices.
As part of our fiscal 2021 shareholder engagement plans, we reached out to our top shareholders, representing the majority of our total shares outstanding, which group included index funds, hedge funds, public pension funds and actively-managed funds. The Chair of our Board, members of the Board (including the Chair of our Nominating and Corporate Governance Committee) and management participated in these meetings. During the course of these discussions, we covered the important topics listed above. In addition, we provided information on the strengthening of our executive leadership team, board refreshment and diversity, executive compensation, ESG and the progress being made in transforming the Company and driving long-term sustainable growth.
We plan to continue increasing shareholder and stakeholder outreach and are working to create a regular cadence of two-way communication opportunities as we seek to understand priorities from all perspectives. We also plan to launch a regular, ongoing governance outreach program overseen by our Board.
Shareholders and interested parties may direct communications to individual directors, to a Board committee, to the independent directors as a group or to the Board as a whole, by addressing the communications to the appropriate party and sending them to Bed Bath & Beyond Inc., c/o Corporate Secretary, 650 Liberty Avenue, Union, NJ 07083. The Corporate Secretary will review all communications so addressed and will forward to the addressee(s) all communications determined to bear substantively on the business, management or governance of the Company.
2022 proxy statement	33

audit matters
PROPOSAL 2
ratification of the appointment of auditors for fiscal 2022
The Board recommends that the shareholders vote FOR the ratification of the appointment of KPMG LLP as independent auditors for fiscal 2022.
appointment of KPMG LLP
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG LLP to serve as our independent auditors for fiscal 2022, subject to ratification by our shareholders. The Company’s auditors have been KPMG LLP for every year that it has been a public company. The Audit Committee and the Board believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interest of the Company and our shareholders.
Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. If the proposal to ratify their appointment is not approved, other certified public accountants will be considered by the Audit Committee. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its shareholders.
fees paid to KPMG LLP for services and products
The Audit Committee is responsible for the approval of the audit fees associated with the Company’s retention of KPMG LLP. The fees incurred by the Company for professional services rendered by and products purchased from KPMG LLP for fiscal 2021 and the fiscal year ended February 27, 2021 (“fiscal 2020”) were as follows:
	2021	2020
Audit Fees	$1,730,000	$1,984,000
Tax Fees	115,000	52,000
All Other Fees	3,000	3,000
	$1,848,000	$2,039,000
In fiscal 2021 and fiscal 2020, in accordance with the SEC’s definitions and rules, “Audit Fees” included fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements and the quarterly reviews of the financial statements included in its Form 10-Q filings. In fiscal 2020, “Audit Fees” also includes fees for additional procedures related to the divestitures of certain non-core banners, upgrades to information technology systems, the accelerated share repurchase program and fees for procedures due to consents on Form S-8 registration statements. In fiscal 2021 and 2020, “Tax Fees” included fees associated with tax planning, tax compliance (including review of tax returns) and tax advice (including tax audit assistance). The Audit Committee has concluded that the provision of the foregoing services is compatible with maintaining KPMG LLP’s independence. In addition to fees for audit and non-audit
34

AUDIT MATTERS
services, in fiscal 2021 and 2020, the Company paid a subscription fee for a KPMG sponsored research product, reflected above in “All Other Fees.” The Audit Committee has concluded that the provision of the foregoing services and products is compatible with maintaining KPMG LLP’s independence.
pre-approval policies and procedures
In accordance with the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided to the Company by its outside auditor. To the extent permitted by applicable laws, regulations and Nasdaq rules, the Committee may delegate pre-approval of audit and non-audit services to the Chair of the Audit Committee or one or more members of the Committee, within certain parameters. Such member(s) must then report to the full Committee at its next scheduled meeting if such member(s) pre-approved any audit or non-audit services.
In fiscal 2021 and fiscal 2020, all (100%) audit and non-audit services were pre-approved in accordance with the Audit Committee charter.
audit committee report for the fiscal year ended february 26, 2022
The Audit Committee discussed the auditors’ review of quarterly financial information with the auditors prior to the release of that information and the filing of the Company’s quarterly reports with the SEC; the Audit Committee also met and held discussions with management and the independent auditors with respect to the audited year-end financial statements. Further, the Audit Committee discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees,” received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors the auditors’ independence. The Committee also discussed with the auditors and the Company’s financial management matters related to the Company’s internal control over financial reporting. Based on these discussions and the written disclosures received from the independent auditors, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022, filed with the SEC on April 21, 2022.
This audit committee report is not deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not incorporated by reference into any filings that the Company may make with the SEC.
AUDIT COMMITTEE
Joshua E. Schechter, Chair
Sue E. Gove
Virginia P. Ruesterholz
Andrea M. Weiss
2022 proxy statement	35

information about our
executive officers
Set forth below is information concerning individuals who were our executive officers as of May 16, 2022:
Name	Age	Position
Mark J. Tritton	58	President and Chief Executive Officer and Director
Gustavo Arnal	52	Executive Vice President, Chief Financial Officer
Anu Gupta	53	Executive Vice President, Chief Growth Officer
John Hartmann	58	Executive Vice President, Chief Operating Officer of the Company, and President, buybuy BABY, Inc.
Joe Hartsig	58	Executive Vice President and Chief Merchandising Officer of the Company, and President, Harmon Stores Inc.
Arlene Hong	53	Executive Vice President, Chief Legal Officer and Corporate Secretary
Rafeh Masood	43	Executive Vice President, Chief Customer Officer
Lynda Markoe	55	Executive Vice President, Chief People & Culture Officer
Gregg Melnick	52	Executive Vice President, Chief Stores Officer

Mark J. Tritton has served as President and Chief Executive Officer of the Company and as a director since November of 2019. Mr. Tritton’s biography and work history is set forth above under “Our Directors.”

Gustavo Arnal joined the Company as Executive Vice President, Chief Financial Officer in May 2020. Prior to joining the Company, Mr. Arnal served as Group CFO of Avon from 2019 to 2020, and as CFO, International Divisions and Global Functions of Walgreens Boots Alliance from 2017 to 2018. Prior to Walgreens Boots Alliance, Mr. Arnal worked at Procter & Gamble for over twenty years, including senior global CFO positions in the U.S. and Europe.

Anu Gupta has been Executive Vice President, Chief Growth Officer since November 2021 and previously served as Chief Strategy and Transformation Officer from September 2020 to November 2021. Prior to joining the Company, Ms. Gupta served as Chief Operating Officer of Jyve Corporation from 2018 to 2020, Senior Vice President Strategy Execution and Operational Excellence of Target from 2015 to 2018 and Senior Operating Executive of Hellman & Friedman LLC, a private equity firm, from 2013 to 2015. She has also held senior-level operational roles at The Michaels Companies, Inc. and Safeway, Inc.

John Hartmann joined the Company as Executive Vice President, Chief Operating Officer of the Company and President of buybuy BABY, Inc. in May 2020. Prior to joining the Company, Mr. Hartmann served as President and Chief Executive Officer of True Value Company from 2013 to 2020.

Joe Hartsig joined the Company as Executive Vice President, Chief Merchandising Officer of the Company and President of Harmon Stores Inc. in March 2020. Prior to joining the Company, Mr. Hartsig served as Chief Merchandising Officer of Walgreens Boots Alliance from 2016 to 2020, as Head of Marketing and Digital Commerce at Walgreens Boots Alliance from 2015 to 2016 and as Chief Merchandising and Marketing Officer at Essendant from 2013 to 2015.

Arlene Hong joined the Company as Executive Vice President, Chief Legal Officer and Corporate Secretary in May 2020. Prior to joining the Company, Ms. Hong served as Senior Vice President, Chief Legal Officer and Corporate Secretary of FULLBEAUTY Brands from 2018 to 2020. Prior to that, she worked at Amazon from 2014 to 2018 as General Counsel of Quidsi, Amazon’s largest retail subsidiary, and as Senior Corporate Counsel for the Softlines business. She also previously served as Senior Vice President, General Counsel and Corporate Secretary at J. Crew and Ideeli.

Rafeh Masood has been Executive Vice President, Chief Customer Officer since November 2021 and joined the Company as Executive Vice President, Chief Digital Officer in May 2020. Prior to joining the Company, Mr. Masood served as Chief Digital Officer of BJ’s Wholesale Club from 2017 to 2020 and as Vice President, Customer Innovation Technology at Dick’s Sporting Goods from 2013 to 2017.

Lynda Markoe joined the Company as Executive Vice President, Chief People & Culture Officer in September 2020. Prior to joining the Company, Ms. Markoe held various leadership roles at J.Crew Group, Inc. since 2003, including serving as its Chief Administrative Officer and Global Head of Human Resources. Prior to that, Ms. Markoe was a human resources leader at Gap Inc.

Gregg Melnick has been Executive Vice President, Chief Stores Officer since May 2020. Mr. Melnick served as interim Chief Digital Officer of the Company from December 2019 to May 2020 and as Chief Operations Officer, Digital from 2018 to 2019. Prior to joining the Company in 2018, Mr. Melnick was President of Party City Holdings from 2014 to 2018.

36

executive compensation
PROPOSAL 3
approval, by non-binding vote, of the 2021 compensation paid to the Company’s NEOs
In accordance with the requirements of Section 14A of the Exchange Act, the Company is providing its shareholders the opportunity to cast an advisory vote on the compensation of its NEOs for fiscal 2021. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the NEOs’ compensation.

The Board recommends a vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2021, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal is not binding upon the Company. However, the People, Culture and Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by shareholders through this vote and considers the views provided by shareholders when making future compensation decisions for NEOs. The affirmative vote of the holders of a majority of the votes cast by our shareholders in person or represented by proxy and entitled to vote is required to approve this proposal.

The compensation framework for fiscal 2021 is based on our three design pillars, which are: (i) supporting our business transformation strategy; (ii) responding to shareholder views; and (iii) reflecting market-leading practices. While fiscal 2021 performance continued to be impacted by the COVID-19 pandemic, our primary objective has been to establish a compensation program that motivates our executive team to focus on our key strategic initiatives and shareholder value creation. The People, Culture and Compensation Committee supports the recommendation by the Board of a vote approving the fiscal 2021 executive compensation program.

We currently hold a say-on-pay vote annually, and the next say-on-pay vote is expected to occur at our 2023 Annual Meeting of shareholders.
The Board recommends that the shareholders vote FOR the approval, by non-binding vote, of the 2021 compensation paid to the Company’s NEOs.
2022 proxy statement	37

EXECUTIVE COMPENSATION
message from the chair of our
people, culture & compensation committee
to our shareholders:
Over the past several years, the People, Culture and Compensation Committee has dedicated extensive time and resources to develop an executive compensation framework to support the future of Bed Bath & Beyond Inc. Underlying our compensation design pillars that guided the development of this framework – supporting our business transformation strategy, responding to shareholder views and reflecting market-leading practices – is our core pay-for-performance philosophy.
For fiscal 2021, we structured our compensation program specifically to drive change through our transformation as we transitioned from development to execution in year one of our multi-year strategy. As detailed in Mark and Harriet’s earlier letter, fiscal 2021 represented a challenging operational year for the industry, and for Bed Bath & Beyond Inc. While our team achieved certain critical strategic milestones that we believe lay the foundation for our long-term success, we could not overcome certain unforeseen macroeconomic challenges amidst internal operational deficits. Our performance did not meet expectations and we were disappointed in our near-term results. In adherence to our strict pay-for-performance philosophy, executive compensation in fiscal 2021 fell significantly below established target levels.
We remain committed to directly linking pay to the achievement of financial targets aligned with our strategic goals and creating long-term shareholder value. The changes made to our compensation programs in 2021 to be more focused on critical drivers of success and more performance-oriented align with these objectives.
In summary, decisions relating to fiscal 2021 executive compensation include:
•
Selecting adjusted EBITDA (70% weighting) and comparable sales growth (30% weighting) as short-term incentive plan (STIP) performance metrics to focus our leadership team on driving results during the initial execution of our transformation priorities. We established performance goals in line with our aggressive annual financial plan, with target representing improvement over 2020 results.

•	Increasing the weighting of our performance-driven long-term incentive (LTI) awards, resulting in an LTI mix of 60% PSUs and 40% RSUs versus 30% PSUs and 70% RSUs in fiscal 2020.
•
Maintaining a heavy focus on relative total shareholder return (TSR) as a metric (50% weighting) for our PSUs to underscore the importance of measuring and gauging achievement versus our peers; however, we also added gross margin as a performance metric (50% weighting).

The key metrics of our long-term transformation remain sales, gross margin, EBITDA and cash flow to drive value creation.
•
Reflecting our financial performance in fiscal 2021, our incentive programs did not yield compensation rewards for our executive team. Specifically, performance against adjusted EBITDA and comparable sales goals under our STIP did not meet the minimum achievement level, resulting in a $0 payout. Our NEOs’ equity awards, which are granted in part to align executives’ pay with shareholder interests, were also impacted by stock price declines in fiscal 2021. Taking into account no bonus payout, current projections of our performance shares and the impact of stock price decline, realizable total direct compensation for our CEO was approximately 58% below the target total direct compensation established at the beginning of the year.

We believe that recent say-on-pay results, combined with feedback received from shareholders during our 2021 engagement, demonstrate support for our approach to executive compensation and related governance policies and best practices. Given the stringent alignment of pay with performance in fiscal 2021, continued shareholder support, and the need to continue to focus our team on our strategic transformation, the People, Culture and Compensation Committee approved a consistent executive compensation structure for fiscal 2022. Consistent with the earlier references to the macroeconomic challenges we faced in fiscal 2021, the 2022 fiscal year-to-date period has shown considerable volatility across the consumer landscape. To support our pay-for-performance culture and drive sequential improvement amidst the unprecedented early-2022 environment, we continue to analyze the timing and measurement of performance metrics and goals to further align our executives’ compensation to performance and achievement of our goals.
38

EXECUTIVE COMPENSATION
Our transformation strategy is people powered. To continue honoring our commitment to our hard-working associates and creating a culture where they can thrive, we changed our committee’s name in fiscal 2022 to the People, Culture and Compensation Committee. As part of our oversight responsibilities, we recently engaged in a dynamic review of our broad-based people strategies and programs, and we remain dedicated to providing opportunities for all associates to thrive.
On behalf of the People, Culture and Compensation Committee of the Board, we appreciate your continued support of Bed Bath & Beyond Inc.
John E. Fleming Chair, People, Culture and Compensation Committee
2022 proxy statement	39

EXECUTIVE COMPENSATION
people, culture and compensation committee report
The directors named below, who constitute the People, Culture and Compensation Committee, have submitted the following report for inclusion in this Proxy Statement.
The People, Culture and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and the discussions with management with respect to the Compensation Discussion and Analysis, the People, Culture and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and be incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2021.
PEOPLE, CULTURE AND COMPENSATION COMMITTEE
John E. Fleming, Chair
Jeffrey Kirwan
Ann Yerger
40

EXECUTIVE COMPENSATION
compensation discussion & analysis (CD&A)
CD&A summary
Our NEOs
Mark J. Tritton President and Chief Executive Officer since November 2019	Gustavo Arnal Executive Vice President, Chief Financial Officer since May 2020	Rafeh Masood Executive Vice President, Chief Customer Officer since November 2021 (Chief Digital Officer since May 2020)
John Hartmann Executive Vice President, Chief Operating Officer, and President, buybuy BABY, Inc. since May 2020	Joe Hartsig Executive Vice President, Chief Merchandising Officer and President, Harmon Stores, Inc. since March 2020
FISCAL 2021: YEAR ONE OF OUR STRATEGIC TRANSFORMATION

With an entirely new leadership team and a clearly articulated strategy to rebuild and reimagine our Company, we began year one of our multi-year transformational plan energized and ready to execute on our mission: to re-establish our authority and be the preferred omni-channel home destination driven by teams consistently delivering balanced durable growth.

Our fiscal 2021 financial results reflect the complexities of executing a comprehensive transformation during a turbulent operating environment. Macroeconomic challenges, such as the ongoing effects of COVID-19, as well as global supply chain disruptions, highlighted our ill-equipped legacy infrastructure. Lower available inventory to sell and accelerated cost inflation impacted our sales and gross margin performance significantly.

Although fiscal 2021 presented several significant operating and environmental challenges, the efforts of our senior executives and our extended teams resulted in the achievement of our 2021 transformational milestones, which are critical catalysts for future growth and profitability. We launched eight new owned brands with sales penetration that exceeded our goals, added key omnichannel delivery and pick-up solutions for our customers while leveraging our powerful digital and store connections, substantially completed our current store fleet optimization program by closing approximately 200 stores, and elevated our existing stores by continuing our remodel program by initiating 130 remodels (80 complete). Finally, we began the long-term, structural reformation of our supply chain and technological foundation through investments in key IT systems and the opening of our first of four planned regional distribution centers.

Despite the achievement of these strategic milestones on our long-term transformational roadmap, we fell short of our near-term financial targets, which is reflected in the year-end determinations of the People, Culture and Compensation Committee (referred to in this section as the “Committee”). For additional strategic highlights, see “fiscal 2021 highlights.”

Our primary goal for the fiscal 2021 compensation program was to incentivize and reward balanced, sustainable growth with key financial metrics directly aligned with our transformation strategy and driving long-term shareholder value. For the performance-based cash short-term incentive plan (STIP), the Committee approved aggressive adjusted EBITDA and comparable sales growth goals. For long-term incentives, as disclosed previously, the Committee approved a more highly performance-weighted mix of PSUs (60% weighting) and time-vested RSUs (40% weighting). The goals approved by the Committee for the fiscal 2021 PSUs incorporate our emphasis on expanding gross margin (50% weighting) and also continues to measure relative TSR (50% weighting) performance. The PSUs vest at the end of a three-year performance period (2021-2023), subject to continued employment and achievement of the performance goals.

2022 proxy statement	41

EXECUTIVE COMPENSATION
Upon review of goal performance under the STIP in April 2022, it was concluded that threshold achievement levels were not met and, accordingly, the Committee awarded no STIP payouts for fiscal 2021. Further, as of fiscal year-end, the value of the fiscal 2021 LTI awards had decreased 56% for our CEO due to the impact of stock price decline and current projections of our performance shares. Total realizable direct compensation for our CEO was approximately 58% below the target total direct compensation established at the beginning of the year. Consistent with our program design, we believe these incentive plan outcomes continue to demonstrate our compensation philosophy of strongly correlating pay with performance.

our 2021 executive compensation framework
emphasis on pay-for-
performance
The 2021 executive compensation program was designed to drive performance, recognize achievement of strategic and transformation objectives for the year, and motivate and retain our new leadership team. Our program emphasizes at-risk pay and is consistent with the compensation design pillars established by the Committee in fiscal 2019, which communicate our pay-for-performance compensation philosophy and state that our program should support our business transformation strategy, be responsive to shareholder views and reflect market-leading practices. For more information, see “how we design our compensation program” and “executive compensation program elements.”
Total Direct Compensation (At Target)

42

EXECUTIVE COMPENSATION
incentive plans aligned with our transformation goals
Fiscal 2021 Program Design. In fiscal 2021, we made several changes to our incentive plans to further link performance and execution of our transformation strategy. The structure of both the short- and long-term incentive plans were determined taking into consideration key strategic initiatives relating to our multi-year transformation, and, as always, increasing long-term shareholder value. It was of paramount importance to us to remain committed to our performance focus, update our incentive plan designs to align with our current strategic initiatives and motivate our leadership team. For more information about our incentive plans, including selection of metrics and setting of performance goals, see “annual cash incentive compensation” and “long-term equity incentive compensation.”

The STIP performance metrics for fiscal 2021 continued to focus on adjusted EBITDA (70% weighting) as the primary driver of performance. For our secondary metric, rather than focusing on digital sales growth and reduction in SG&A expense, which were fiscal 2020 STIP metrics during the onset of the COVID-19 pandemic, our new metric focuses on growth in comparable sales (30% weighting). We chose this metric because it reflects our strategic emphasis on accelerating omni-channel, top-line growth. The goals for the STIP were designed to be challenging with targets established based on our annual financial plan and in the mid-range of our initial, publicly communicated outlook at the beginning of the fiscal year.

Our fiscal 2021 LTI focused on a more performance- driven mix of LTI awards weighted more heavily toward performance-based PSUs (60% weighting) – as compared to fiscal 2020, where we temporarily weighted more heavily toward time-vested RSUs (70% weighting) during the first year of the COVID-19 pandemic and as we hired a new leadership team and built out the elements of our overall business transformation efforts in a volatile environment. While the pandemic continued to impact fiscal 2021 performance, we considered principal drivers of long-term, sustainable growth and prioritized our objective of aligning executive and shareholder interests. The fiscal 2021 PSUs are based on achievement of aggressive adjusted gross margin goals, as well as a continued emphasis on outperformance of our peer group through relative total shareholder return.

*	Adjusted EBITDA and adjusted gross margin are non-GAAP financial measures. See Appendix A for a reconciliation of GAAP to non-GAAP measures for fiscal 2021 used in this proxy statement.
2022 proxy statement	43

EXECUTIVE COMPENSATION
Fiscal 2022 Program Design. The structure of our fiscal 2022 executive compensation program reflects our on-going commitment to pursue a compensation plan based on our pay-for-performance design pillars. Acknowledging strong shareholder support, the program structure for fiscal 2022 largely follows the same format as for fiscal 2021. Performance metrics for the short- and long-term incentive plans remain relatively the same except for the addition of a traffic metric as we continue to focus our leadership team on financial and operational goals tied to our foundational transformation initiatives. As part of the Committee’s ongoing review of the Company’s compensation program, in consultation with our independent compensation consultant, the RSU portion of equity awards for fiscal 2022 were granted in the form of cash-settled RSUs rather than stock-settled RSUs to be good stewards of our share pool given the current remaining share availability under our equity compensation plan. Consistent with the earlier references to the macroeconomic challenges we faced in fiscal 2021, the 2022 fiscal year-to-date period has shown considerable volatility across the consumer landscape as many retailers have reported. To support our pay-for-performance culture and drive sequential improvement amidst the unprecedented early-2022 environment (in addition to our continuing navigation of COVID-19), we continue to analyze the timing and measurement of performance metrics and goals to further align our executives’ compensation to performance and achievement of our goals, including evaluating whether targets based on a half year plan may be appropriate given the significant challenges presented already during fiscal 2022.
people & culture
oversight of people & culture
Emphasizing the importance of our associates to our people-powered strategy, we recently changed the name of the Committee and amended its charter to not only reflect the name change, but to expressly state its responsibilities relating to broad-based people and culture programs. In April 2021, the Committee engaged in a comprehensive review of our company-wide people strategy. This deep-dive discussion, led by our Chief People & Culture Officer, also included an analysis of DE&I, turnover and other key labor and talent metrics. The Committee also receives regular people and culture updates.
PEOPLE AND CULTURE HIGHLIGHTS
At Bed Bath & Beyond Inc., we are committed to creating and sustaining a talent culture that attracts, retains and develops high performing teams who consistently deliver operational excellence and business results. We strive to create a work environment in which all associates feel at home and can thrive by ensuring they have the resources that supports their physical, mental, social, and emotional well-being.

associate engagement & retention

Our culture of listening and learning creates a platform for all associates to provide feedback, and an opportunity for us to focus on what matters most to them. In 2021, we engaged associates through our first enterprise-wide associate survey, resulting in more than 70% associate participation. We shared the results from the survey – including key themes, top strengths, priority areas and next steps – with our Board, senior management, and associates to continue the dialogue and respond to the feedback we heard through action plans and continuous learning.

As a result of engagement feedback, we have begun to develop key programs and policies to support and retain our critical talent. This work includes associate benefits and workplace programs, including 100% paid parental leave, a flexible time off policy and dedicated wellness spaces in our corporate offices. We conducted listening circles in response to societal topics that arose throughout the year to provide a safe space for associates to share their experiences as well as provide ideas for how we can support them.

associate development & training

Maintaining and sustaining an engaging workplace culture that provides development opportunities for associates is a top priority for us. A key focus area is our performance management process that includes goals and objectives that drive business transformation while leveraging the individual strengths and talents of associates.

44

EXECUTIVE COMPENSATION

We are building comprehensive learning and development programs, which will include an expansion of our skill development programs and upskilling training courses designed to provide associates with technical and competency-based skills applicable across a range of career paths. Additionally, we have developed strategic partnerships with learning organizations to curate development content on daily tools and on-demand learnings.

Our regional and district store leaders, as well as supply chain leaders, participate in a newly-launched Foundational Leadership Course, which supports their career development and provides them with the tools and resources needed to lead associates and create a strong culture in our stores and our Distribution/Fulfillment facilities. Our role framework, completed in 2021, provides the foundation for career path options which in addition to performance management, serves as to further clarify the development and advancement opportunities for associates.

In addition, associates receive annual training on a variety of topics, which is targeted based on their roles and job function and focus on our commitment to high ethical standards and fostering a culture of honesty, integrity, and compliance.

diversity, equity & inclusion

We embrace diversity, equity, and inclusion (DE&I) and strive to model a culture of trust and accountability where all associates feel they belong. By building upon our recruitment, development, and promotion practices, we are committed to equitably distributing opportunities and achieving a workforce that reflects the world we live in and the customers we serve. We monitor the representation of women and racially or ethnically diverse associates at all levels of our organization and continue to make progress toward our 2030 goals of 50% female and 25% racial and ethnic diversity at each level. In 2021, we appointed a Chief DE&I Officer, implemented educational programming to increase awareness, empathy and understanding and launched several associate resource groups aimed at building community, providing a platform for meaningful discussion and advancing a culture of DE&I to create safe and supportive spaces for our associates.

*Data for our associates provided as of December 31, 2021
compensation & benefits

To support associate recruitment and retention, we recently redesigned our total rewards program to provide incentives, recognition and benefit programs that reflect the changing needs of our associates. Our compensation packages include, but are not limited to, competitive wage rates, an annual short-term incentive program, long-term incentive program, a 401(k) plan with matching contributions, paid vacation and holidays, a flexible time off policy, health, dental and vision insurance, paid parental leave, disability insurance, life insurance, health savings and flexible spending accounts, free health and wellness subscriptions and support via an associate relief fund. Eligibility for, and the level of, benefits vary depending on associates’ full-time or part-time status, work location, role, and tenure.

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EXECUTIVE COMPENSATION
associate health & safety

The health and wellbeing of our customers and associates is one of our top priorities. We implement health, safety, and security programs and strive to maintain a safe and secure environment for our associates and customers. We tailor our programs to address potential risks in all our workplaces, from stores, distribution centers, and corporate offices, to business travel. This includes our safety and security standards and policies, emergency response and crisis management protocol and associate training related to the risks and exposures in their areas of responsibility.

In response to the COVID-19 pandemic, we expanded our policies to include a new vaccination time off policy, and sick time policies as required by state and local law, associate rapid response programs with COVID-19 protocols and safety tips and a new store safety plan, which includes requirements with respect to masks, social distancing and cleaning measures, among others. We’ve also introduced other remote work benefits including a hybrid corporate office schedule and dedicated weekly focus time to create time to innovate.

More information about our People efforts can be found in our 2021 ESG Report, which is available on our website at www.bedbathandbeyond.com.
compensation governance practices
We continue to evaluate and enhance our executive compensation program to reflect our pay-for-performance philosophy and consider governance practices that benefit all shareholders.
what we do	what we don’t do
  Align pay with our transformation strategy, performance and creation of value for shareholders
 Engage directly with shareholders to discuss compensation
 Use an appropriate mix of fixed and variable, and short- and long-term, compensation elements
 Pay a substantial portion of executive compensation in the form of at-risk equity grants (in the form of RSUs and PSUs)
 Vary incentive payouts commensurate with results, including capping long-term incentive awards if TSR is negative
 Require double-trigger change in control vesting provisions
 Maintain market-leading provisions in our Compensation Recoupment Policy
 Maintain rigorous stock ownership guidelines for all executive officers and directors

  No performance goals for incentive awards that encourage excessive risk taking
  No hedging and restricted pledging of Company stock
  No repricing or backdating of stock options
  No payment of dividends or dividend equivalents on unearned PSU and RSU awards
  No excessive perquisites or other supplemental benefits
  No excise tax gross-ups on severance payments

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EXECUTIVE COMPENSATION

*	Adjusted EBITDA and adjusted gross margin are non-GAAP financial measures. See Appendix A for a reconciliation of GAAP to non-GAAP measures for fiscal 2021 used in this proxy statement.
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how we consider shareholder feedback
say-on-pay
At the 2021 Annual Meeting, our executive compensation program received advisory approval of approximately 93% of the shares voted. We believe the improvement in say-on-pay results over the last several years reflects the development by the Committee of a pay-for-performance philosophy and a framework that became the basis of our compensation design pillars. The Committee considers the results of the say-on-pay vote as part of its decision-making process and is committed to remain responsive to shareholder priorities, with the goal of earning consistent high levels of shareholder support.

FISCAL 2021 ENGAGEMENT
As part of our fiscal 2021 plans, we reached out to our top shareholders, representing the majority of our total shares outstanding, which group included index funds, hedge funds, public pension funds and actively-managed funds. The Chair of the Board, members of the Board and management participated in virtual and telephone meetings with the majority of our largest shareholders. We covered executive compensation, as well as other important topics, including strategy and performance, Board refreshment and ESG. The feedback received from shareholders was positive and supportive of our compensation program, including our pay-for-performance philosophy.

Going forward, we plan to continue our shareholder and stakeholder outreach and maintain a regular cadence of two-way communication opportunities, as we continue to understand priorities from all perspectives. We also plan to launch a regular, ongoing governance outreach program overseen by our Board which includes engagement on executive compensation matters and other relevant topics. For more information about how we engage directly with shareholders, see “how we engage with and listen to our shareholders; how to communicate with us.”

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EXECUTIVE COMPENSATION
how our NEOs were paid in 2021
executive compensation program elements
Our fiscal 2021 performance driven compensation program for the NEOs and certain other key executives included the following elements:

The Committee focuses primarily on the elements of total direct compensation, including base salary, STIP and long-term incentives, when structuring and assessing compensation for the leadership team. We aim to set target total direct compensation and related elements generally at the median range for our peer group, but also consider role and specific talent markets, individual performance and potential and internal equity. For more information on our peer group and benchmarking, see “our compensation decision-making process.”
base salary
Base salaries represent fixed cash compensation tied to the size, scope and complexity of each executive’s position and the depth of each executive’s experience. The Committee considered these factors in setting base salaries that would attract and retain executives leading the Company’s transformation.
The Committee reviews base salaries for executives on an annual basis to determine whether such salaries remain appropriate. This annual review considers each individual executive’s performance, as well as the results of peer group benchmarking. Any approved adjustments generally become effective in April of the applicable fiscal year.
As part of its annual review and benchmarking of base salaries with its independent compensation consultant, the Committee approved (i) a 2.5% merit-based increase for Mr. Tritton in recognition of his continued leadership driving our strategic transformation, successful recruitment of a distinguished executive leadership team, and balanced and focused decision-making during the pandemic and (ii) an 18% adjustment for Mr. Masood to close the competitive gap to market and recognize the growth in importance of this role over time. The increases became effective April 2021.
short-term incentive compensation
For fiscal 2021, the Committee continued the use of its performance-based cash STIP, which was implemented in 2020 to ensure a mix of short-term fixed and variable pay tied to aggressive, quantitative objectives. The fiscal 2021 metrics included adjusted EBITDA and comparable sales growth, both of which align with our near-term transformation priorities of driving top-and bottom-line growth, including through our omni-always approach and focus on assortment, as well as resetting our cost structure through store remodels and fleet optimization.
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The STIP provides for the calculation of award payouts as follows:

The Committee approves annual target STIP awards expressed as a percentage of each NEO’s base salary. Initial STIP target opportunities were determined in connection with the hiring of each of our NEOs. As part of its annual review and benchmarking of total target direct compensation with its independent compensation consultant, the Committee approved an increase in fiscal 2021 STIP target opportunity for Mr. Tritton from 150% to 175% of his base salary, in part to reflect his demonstrated growth in the role, to continue to focus his energy and attention on the transformational journey in a more meaningful way and to reflect a competitive market position aligned with similarly situated peer executives in similar roles. The Committee also increased the STIP target opportunity for Mr. Masood from 70% to 80% in connection with his promotion to Chief Customer Officer.
Performance metrics for the fiscal 2021 STIP were determined by the Committee based on our key transformation priorities in year one of our three-year strategy. In connection with setting the threshold, target and maximum achievement goals for the STIP, the Committee worked closely with its independent compensation consultant and approved goals that it deemed to be challenging and that would require significant progress toward our strategic transformation milestones in order to be met.
To enhance market competitiveness, and to reward for outsized performance, the Committee increased the maximum payout opportunity for the fiscal 2021 STIP from 150% to 200%. Balancing its decision to widen the payout scale, the Committee also reduced the payout for threshold performance from 50% to 25%.
how we align our STIP performance metrics with our strategy
ADJUSTED EBITDA*
EBITDA is a common metric used to assess operating performance, particularly for our peer retail companies. We have selected adjusted EBITDA (70%) because we believe it directly measures achievement against all of our strategic goals collectively, including sales growth, margin expansion and cost control.

COMPARABLE SALES GROWTH
Comparable sales growth (30%) aligns with our strategy and therefore takes into account our revenue base after divestitures of noncore banners and rightsizing of our store fleet. Additionally, due to the impact of COVID-19 and resulting store closures in the first quarter of fiscal 2020, the metric in fiscal 2021 was designed to measure comparable sales growth in the second through fourth quarters. Comparable sales is defined in our 2021 Annual Report on Form 10-K, which was filed with the SEC on April 21, 2022.

*	Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP to non-GAAP measures for fiscal 2021 used in this proxy statement.
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EXECUTIVE COMPENSATION
how we set our STIP performance goals
The fiscal 2021 STIP goals were based on our annual financial plan and in the mid-range of our initial, publicly communicated outlook at the beginning of the fiscal year. The target adjusted EBITDA goal established for the STIP required improved performance over fiscal 2020 results. Comparable sales growth, by nature of the measure, requires year-over-year improvement. Achievement of maximum-level payouts for both goals required significantly exceeding the operating plans in place at the time the goals were approved.

Following completion of the fiscal year, the Committee evaluated performance against the adjusted EBITDA and comparable sales growth goals and calculated the fiscal 2021 payout. As discussed above in the CD&A Summary, our performance did not meet threshold levels under the STIP.
FISCAL 2021 STIP PERFORMANCE AND PAYOUT CALCULATIONS
Weighting	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	% of Target	Weighted Performance

*	Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP to non-GAAP measures for fiscal 2021 used in this proxy statement.
Based on the Committee’s certification of performance results, our NEOs did not receive any 2021 STIP payouts.
long-term incentive compensation
Our long-term incentive program is designed to focus our executives on increasing shareholder value, to reward their contributions to our sustainable, long-term growth and performance, and to attract and retain key talent. For 2021, the Committee approved long-term incentive grants for our NEOs, consisting of a mix of PSUs and time-vested RSUs.
Considerations for Fiscal 2021 LTI Mix	PSUs	RSUs
In determining the split between PSUs and RSUs, the Committee considered:
• the need to motivate and retain our entirely new leadership team as it leads the Company’s business transformation;
• emphasis on performance-based, at-risk pay; and
• the goal of aligning executive and shareholder interests.

The Committee will continue to evaluate LTI pay mix as our transformation progresses to ensure alignment between pay and performance.

Fiscal 2021 PSUs are earned based on three-year adjusted gross margin (50%) and three-year relative TSR (50%). Payouts for PSUs based on relative TSR are also subject to a TSR “regulator” that caps award payouts at 100% of target if our TSR over the performance period is negative.
Time-vested RSUs vest ratably on the first, second and third anniversary of the date of grant, generally subject to the executive’s continued employment through such date
The Committee also approved target long-term incentive award values for each NEO. These values are determined in connection with the benchmarking and setting of target total direct compensation and related compensation elements
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for each NEO, as contemplated in applicable employment agreements. The Committee approved a 10% adjustment to Mr. Tritton’s target value at grant for fiscal 2021 in order to further align to market and continue to reward for achievements of longer-term objectives of the business. For more information, see “executive compensation program elements.”
FISCAL 2021 TARGET LTI VALUE
Mark J. Tritton	$7,700,000
John Hartmann	$3,500,000
Gustavo Arnal	$1,937,500
Joseph Hartsig	$1,750,000
Rafeh Masood	$1,137,500
Mr. Masood received an additional LTI award in connection with assuming his new position as Chief Customer Officer. This equity grant was structured consistently with the fiscal 2021 awards, including mix of PSUs (60% weighting) and RSUs (40% weighting), performance metrics, vesting conditions and goals. For more information, see “fiscal 2021 NEO compensation decisions.”
2021 PSUs – grants
The Committee selected adjusted gross margin and relative TSR as the performance metrics, with equal weighting, for the 2021 PSUs and established: (i) for adjusted gross margin, aggressive threshold, target and maximum performance goals and related payout percentages based on achievement; and (2) for relative TSR, the payout percentages based on achievement versus other peer retailers. As noted in our compensation design pillars, the peer group for performance comparisons is the same as the peer group used for benchmarking. To further enhance shareholder alignment, the Committee continued its past practice of including an element in the terms and conditions of the 2021 PSUs based on relative TSR that caps any payouts at target (regardless of relative performance) if our absolute TSR over the performance period is negative.
how we align our PSUs with increased shareholder value
ADJUSTED GROSS MARGIN*
Gross margin is a key component of our transformation strategy and reflects achievement across all our critical drivers, including digital growth, owned brand penetration, focus on cost and sourcing savings and optimizing our costs of fulfillment. We believe that gross margin is critical to long-term value creation.

RELATIVE TSR
Relative TSR rewards shareholder returns and long-term performance relative to our peer group, and we believe also provides the right balance with our annual incentive metrics that focus on near-term strategic priorities. The risk of any excessive payouts in the event we are not delivering value to our shareholders is controlled by the cap on payouts at target in the event absolute TSR over the performance period is negative.

*	Adjusted gross margin is a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP to non-GAAP measures for fiscal 2021 used in this proxy statement.
how we set our PSU performance goals
We set challenging threshold, target and maximum adjusted gross margin goals, with target alignment to our three-year transformation objectives. The payout scale for PSUs based on adjusted gross margin ranges from 50% (threshold) to 200% (maximum).

We require TSR performance above the 50th percentile of our peer group to payout at target (55th percentile). We believe this performance hurdle is higher than typical market practice and reflects robust goal-setting. For the TSR-based PSUs, the Committee changed the 25% (threshold) to 150% (maximum) payout scale used in fiscal 2020 to 25% (threshold) to 200% (maximum) for fiscal 2021, to align with market practice and our pay-for-performance culture. The Committee also focuses on carefully and thoughtfully identifying our peer group, including retailers with business characteristics similar to ours and companies of varying sizes in terms of revenue and market capitalization.

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EXECUTIVE COMPENSATION
2019 PSUs – payouts
In connection with Mr. Tritton’s appointment as CEO, he received several inducement and make-whole awards (to replace certain awards forfeited when he resigned from his prior employer). These awards included a make-whole PSU award with a value at grant of $3,500,000 vesting on November 4, 2021 (2019 PSUs). The 2019 PSUs were based on two-year performance tests relating to the development of our rigorous transformation strategy, including specific objectives and goals relating to same-store sales, EBIT growth, talent management, expense reduction and margin increase, and regular achievement updates to the Board. Following certification by the Committee that the performance goals were achieved, Mr. Tritton vested in 273,735 shares on November 4, 2021, with a value of $5,459,645.
retirement and other benefits
The NEOs generally are entitled to the same retirement and other benefits offered to all Bed Bath & Beyond associates. The cost of these benefits constitutes a small percentage of each NEO’s total compensation. Key benefits include paid vacation, premiums paid for short- and long-term disability insurance, a matching contribution to the NEO’s 401(k) plan account and payment of a portion of the NEO’s premiums for healthcare and basic life insurance. We do not provide any pension or retirement benefits, other than the 401(k) plan, or any nonqualified deferred compensation plans.
We generally have provided our leadership team with certain perquisites, including an automobile allowance and an annual financial planning benefit. The Committee believes such limited perquisites are reasonable and consistent with our overall objective of attracting and retaining talented NEOs.
See the “all other compensation” column in the Summary Compensation Table for further information regarding these benefits and perquisites, and the “potential payments upon termination or change in control” table for information regarding termination and change in control payments and benefits.
fiscal 2021 NEO compensation decisions
The following provides fiscal 2021 summary compensation information for each of our continuing NEOs. Pay mix for each NEO represents fiscal 2021 total direct compensation, including actual STIP payout of $0 and target LTI value. For more information, see “employment agreements and potential payments upon termination or change in control.”

Mark J. Tritton
president and chief executive officer
We entered into an employment agreement with Mr. Tritton in connection with his appointment as President and CEO in November 2019. The terms and conditions of this agreement were designed to establish a competitive compensation framework that aligns with our compensation design pillars. Mr. Tritton’s fiscal 2021 compensation consisted of the elements described below.

base salary	$1,230,000 annually
STIP	No STIP bonus awarded for fiscal 2021 • Target STIP opportunity: 175% of base salary
LTI	$7,700,000 target award value for fiscal 2021
other awards
No other awards granted in 2021
For more information about outstanding awards, including inducement and make-whole awards granted in connection with Mr. Tritton’s appointment in 2019, see “outstanding equity awards at fiscal year end.”

tailored perquisites	• Financial planning • Automobile allowance
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EXECUTIVE COMPENSATION

John Hartmann
chief operating officer and president buybuy BABY
We entered into an employment agreement with Mr. Hartmann in connection with his appointment as Chief Operating Officer and President, buybuy BABY in May 2020. The terms and conditions of this agreement were designed to establish a competitive compensation framework that aligns with our compensation design pillars. Mr. Hartmann’s fiscal 2021 compensation consisted of the elements described below.

base salary	$1,000,000 annually
STIP	No STIP bonus awarded for fiscal 2021 • Target STIP opportunity: 125% of base salary
LTI	$3,500,000 target award value for fiscal 2021
other awards
No other awards granted in 2021
For more information about outstanding awards, including inducement and make-whole awards granted in connection with Mr. Hartmann’s appointment in 2020, see “outstanding equity awards at fiscal year end.”

tailored perquisites	• Relocation assistance in connection with Mr. Hartmann’s relocation to the New York metropolitan area • Automobile allowance

Gustavo Arnal
chief financial officer
In connection with Mr. Arnal’s appointment as Chief Financial Officer in April 2020, we entered into an employment agreement with Mr. Arnal in April 2020. The terms and conditions of this agreement were designed to establish a competitive compensation framework that aligns with our compensation design pillars. Mr. Arnal’s fiscal 2021 compensation consisted of the elements described below.

base salary	$775,000 annually
STIP	No STIP bonus awarded for fiscal 2021 • Target STIP opportunity: 85% of base salary
LTI	$1,937,500 target award value for fiscal 2021
other awards
No other awards granted in 2021
For more information about outstanding awards, including inducement and make-whole awards granted in connection with Mr. Arnal’s appointment in 2020, see “outstanding equity awards at fiscal year end.”

tailored perquisites	• Financial planning • Automobile allowance
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EXECUTIVE COMPENSATION

Joseph Hartsig
chief merchandising officer and president Harmon Stores Inc.
We entered into an employment agreement with Mr. Hartsig in connection with his appointment as Chief Merchandising Officer and President, Harmon Stores Inc. in March 2020. The terms and conditions of this agreement were designed to establish a competitive compensation framework that aligns with our compensation design pillars. Mr. Hartsig’s fiscal 2021 compensation consisted of the elements described below.

base salary	$700,000 annually
STIP	No STIP bonus awarded for fiscal 2021 • Target STIP opportunity: 80% of base salary for fiscal 2021
LTI	$1,750,000 target award value for fiscal 2021
other awards
No other awards granted in 2021
For more information about outstanding awards, including inducement and make-whole awards granted in connection with Mr. Hartsig’s appointment in 2020, see “outstanding equity awards at fiscal year end.”

tailored perquisites	• Financial planning • Automobile allowance

Rafeh Masood
chief customer officer
We entered into an employment agreement with Mr. Masood in connection with his appointment as Chief Digital Officer in May 2020, which was amended in connection with his promotion to Chief Customer Officer in November 2021. The terms and conditions of this agreement were designed to establish a competitive compensation framework that aligns with our compensation design pillars. Mr. Masood’s fiscal 2021 compensation consisted of the elements described below and reflect increases related to his promotion.

base salary	$650,000 annually
STIP	No STIP bonus awarded for fiscal 2021 • Target STIP opportunity: 80% of base salary (increased from 70% in November 2021)
LTI	$1,137,500 target award value for fiscal 2021
other awards
• One-time LTI award with a value of $350,000 consisting of 60% PSUs and 40% RSUs in connection with appointment to Chief Customer Officer. The PSUs and RSUs vest pursuant to the same terms as the PSUs and RSUs awarded to NEOs as part of the fiscal 2021 executive compensation program described above.
For more information about outstanding awards, including inducement and make-whole awards granted in connection with Mr. Masood’s appointment as Chief Digital Officer in 2020, see “outstanding equity awards at fiscal year end.”

tailored perquisites	• Financial planning • Automobile allowance
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our compensation decision-making process
role of the people, culture and compensation committee
The Committee, which is comprised entirely of independent directors, reviews and establishes our management compensation and benefits philosophy, policies, plans and programs. In this role, the Committee is responsible for considering and determining all matters relating to the compensation of the CEO and other executive officers, including the NEOs, as well as administering and functioning as the committee that is authorized to make grants and awards of equity compensation to our NEOs. Pursuant to its charter, the Committee may form subcommittees and delegate its authority to any such subcommittee or to any designated officer of the Company as it deems appropriate, to the extent permitted by law or by applicable policies and rules of the Company.
role of management
Subsequent to the appointment of our new leadership team, meetings of the Committee have been regularly attended by our Chief People & Culture Officer and other members of our People & Culture management team. Our CEO also provides input as requested and, together with our CFO, contributes to the discussion of our internal operating budget and related calculation of goals for our incentive plans.
independent consultants
In fiscal 2021, the Committee engaged the services of an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian). Meridian reports directly to the Committee and attended most meetings during the year. Meridian assisted with the development of competitive market data and benchmarking, helped the Committee design and implement our revised incentive compensation programs and provided information on trends and emerging best practices. Meridian has not served the Company in any other capacity except as consultant to the Committee.
The Committee receives advice and assistance from the law firm of Winston & Strawn LLP.
The Committee has concluded that no conflict of interest exists (or existed) that prevents (or prevented) Meridian or Winston & Strawn from being independent advisors to the Committee.
benchmarking peer group
Consistent with our compensation design pillars, the Committee established a single, updated and relevant peer group for setting total direct compensation levels and measuring relative performance. Until 2019, we relied on two peer groups: one group for compensation benchmarking and an expanded group for performance comparisons. In 2019, the Committee determined that having a single peer group would increase alignment between pay and performance, reduce complexity and increase transparency. This peer group was reaffirmed in 2020 and served as our peer group for fiscal 2021 compensation benchmarking. In October 2021, the Committee reassessed our peer group for fiscal 2022, based on a review by Meridian, and removed five companies due to size misalignment and/or non-standard pay practices. We continue to believe the peer group has an appropriate number and breadth of companies to support both purposes.
The peer group consists primarily of retailers with business characteristics that make them similar to the Company. The Committee also considered various size parameters, including revenue and market capitalization.
Based on the parameters reviewed, the following 22 companies (our Peer Group) were identified as competitors for business, talent or both. We aim to set target total direct compensation and related elements generally at the median range for our peer group, but also consider role and specific talent markets, individual performance and potential and internal equity.
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EXECUTIVE COMPENSATION
FISCAL 2021 PEER GROUP
Advance Auto Parts, Inc.	Dollar Tree, Inc.	The Gap, Inc.
AutoZone, Inc.	Foot Locker, Inc.	The ODP Corporation
Bath & Body Works, Inc.	Kohl’s Corporation	The Michaels Companies, Inc.
Big Lots, Inc.	Macy’s, Inc.	Tractor Supply Company
Burlington Stores, Inc.	Nordstrom, Inc.	Ulta Beauty, Inc.
Dick’s Sporting Goods, Inc..	O’Reilly Automotive, Inc.	Wayfair Inc.
Dillard’s Inc.	Ross Stores, Inc.	Williams-Sonoma, Inc.
Dollar General Corporation

TO BE REMOVED FROM PEER GROUP FOR 2022: Dillard’s, Inc., Dollar General Corporation, Dollar Tree, Inc., The Michaels Companies, Inc., and Wayfair Inc.
BED BATH & BEYOND COMPARED TO PEER GROUP

Data sourced from S&P Capital IQ effective as of February 28, 2022. Revenue and number of associates data based on trailing twelve months. Market cap presented as of February 2022.
The Committee reviews market data from compensation surveys to benchmark pay for executive officer positions when relevant Peer Group data are not available.
additional compensation information
impact of accounting and tax considerations
The Committee considers various accounting and tax implications of cash, equity-based and other compensation.
When determining the amounts of equity-based awards to be granted, the Committee examines the accounting cost associated with the grants. Under ASC 718, grants of stock options, PSUs and other equity-based awards result in an accounting charge for the Company equal to the fair value of the awards being granted.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction for compensation in excess of $1 million in any taxable year paid to certain covered executive officers. There is limited transitional relief for “qualified performance-based compensation” and certain other items of compensation that were in place before November 2, 2017. While the Committee generally considers this limit when determining executive compensation, the Committee reserves the discretion to decide that it is appropriate to exceed the limitation on deductibility so we have the flexibility to attract and retain talented executives and to ensure those executives are
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compensated in a manner that is consistent with the best interests of the Company and our shareholders. Interpretations of and changes in the tax laws and other factors beyond the Committee’s control also may affect the deductibility of compensation.
employment agreements
We have entered into employment agreements with our NEOs that set forth generally the elements of compensation discussed above and provide for termination payments in qualifying termination scenarios. We believe that it is in the best interests of the Company and its shareholders to enter into these employment arrangements as they provide a level of certainty to the Company and our executives on their fixed compensation and termination entitlements. For more information, see “employment agreements and potential payments upon change in control.”
policy on the recovery of incentive compensation
We have a stand-alone Compensation Recoupment Policy regarding the recovery of incentive compensation applicable to current and former senior officers. The Compensation Recoupment Policy is a stand-alone policy to underscore the importance of these principles and generally provides that we will seek to recoup incentive-based cash and equity compensation paid or awarded to current and former senior officers, where (i) there has been a restatement of the Company’s financial results or there was an error in the calculation of the achievement of applicable performance goals, which should have resulted in no performance-based award or a lower payment relating to such performance or (ii) the Board determines in good faith that the executive engaged in conduct detrimental to the Company (including fraud causing financial or reputational harm, commission of a felony, or material breach of restrictive covenants). The full policy is available in the Governance Documents section of our Investor Relations website available at www.bedbathandbeyond.com. The Committee continues to monitor the issuance of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to incentive compensation recoupment and will amend our Compensation Recoupment Policy to the extent necessary to comply with any such regulations.
policies prohibiting hedging and pledging
We do not permit executive officers to hedge the Company’s securities, and we also restrict their ability to pledge the Company’s securities. Additional detail regarding the Company’s anti-hedging and pledging policies can be found above under the heading “Anti-Hedging and Anti-Pledging Policies.”
compensation risk assessment
In March 2021, the Committee performed a risk assessment of our compensation programs, which included an analysis of the risk associated with our executive compensation program conducted by the Committee’s independent compensation consultant. In its review, the Committee considered the balance between pay components, measures of performance, magnitude of pay, pay caps, plan time horizons and overlapping performance cycles, program design and administration and other features that are designed to mitigate risk (such as stock ownership guidelines and a Compensation Recoupment Policy). Following its review, the Committee, with confirmation by the independent compensation consultant, determined that our compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.
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executive stock ownership guidelines
We encourage our executives to own our common stock so that they share the same long-term investment risk as our shareholders. Our stock ownership guidelines, recently enhanced in 2020, require all executive officers, including our NEOs to maintain an ongoing and substantial investment in our common stock. The guidelines are based on multiples of base salary, varying by role, as follows:
MINIMUM STOCK OWNERSHIP REQUIREMENT
6x BASE SALARY	3x BASE SALARY		2x BASE SALARY
Chief Executive Officer	Chief Financial Officer	Chief Stores Officer	Chief Legal Officer
	Chief Operating Officer	Chief Customer Officer	Chief People and Culture Officer
	Chief Merchandising Officer	Chief Growth Officer
•
All covered individuals must hold 50% of the net after-tax shares they receive in connection with the Company’s compensation programs or pursuant to such individuals’ employment agreements until their ownership requirement is met;

•
Once the covered individual satisfies the ownership requirement, he or she is considered in compliance as long as such covered individual’s eligible holdings do not decline below the number of shares held when he or she first met the applicable ownership guideline; and

•	The price used to determine compliance with the guidelines will be the 20-day trading average at each fiscal year-end.
The Committee evaluates compliance with this policy on an annual basis. Once an executive satisfies the ownership guideline as of a measurement date, they will be considered in compliance regardless of share price fluctuations or an increase in base salary, as long as their holdings remain at or above the number of shares held at the time they first met the ownership guideline. As of the end of fiscal 2021, all of the Company’s executives subject to the policy owned shares in excess of the applicable guideline or were in compliance with the retention requirement described above.
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compensation tables
summary compensation table for fiscal 2021, fiscal 2020 and fiscal 2019
The following table sets forth information concerning the compensation of the Company’s NEOs for the last three completed fiscal years (except with regard to Messrs. Arnal, Hartmann and Hartsig, who had not yet joined the Company in fiscal 2019 and consequently, have information included for fiscal 2021 and fiscal 2020 only, and Mr. Masood, who was not an NEO for fiscal 2020 or fiscal 2019 and, consequently, has information included for fiscal 2021 only).
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Mark J. Tritton(6) President and Chief Executive Officer	2021	1,225,385	0	8,351,225	0	199,012	9,775,622
	2020	1,144,615	710,000	6,931,834	2,700,000	1,440,503	12,926,952
	2019	346,154	375,000	11,632,199	750,000	661,045	13,764,398
Gustavo Arnal(7) Executive Vice President, Chief Financial Officer	2021	775,000	0	2,101,371	0	37,094	2,913,465
	2020	611,058	—	2,740,375	988,125	310,841	4,650,399
John Hartmann(8) Chief Operating Officer and President, buybuy BABY	2021	1,000,000	0	3,796,011	0	545,649	5,341,660
	2020	750,000	687,500	6,635,377	1,473,214	103,553	9,649,644
Joseph Hartsig(9) Executive Vice President, Chief Merchandising Officer, and President, Harmon Stores Inc.	2021	700,000	70,000	1,897,993	0	208,798	2,876,790
	2020	635,385	260,000	2,556,051	420,000	61,974	3,933,410
Rafeh Masood(10) Executive Vice President, Chief Customer Officer	2021	634,615	192,500	1,551,564	0	273,693	2,652,372
(1)
Except as otherwise described in this Summary Compensation Table, salaries to NEOs were paid in cash in fiscal 2021, fiscal 2020 and fiscal 2019, and increases in salary were effective in April for fiscal 2021 for Messrs. Tritton and Masood. Messrs. Arnal, Hartmann and Hartsig did not have salary increases in fiscal 2021. None of our NEOs had salary increases in fiscal 2020.

(2)
The value of stock awards represents their respective total fair value on the date of grant calculated in accordance with ASC 718, without regard to the estimated forfeiture related to service-based vesting conditions, and in the case of PSUs, is based on the performance conditions applicable to such PSUs being achieved at the target payout level, which was determined to be the probable outcome as of the grant date. All assumptions made in the valuations are contained and described in Note 15 to the Company’s consolidated financial statements in the Company’s Form 10-K for fiscal 2021. Stock awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs.

(3)
The value of stock awards consists of (i) PSU and RSU awards granted in fiscal 2021 to Messrs. Tritton, Arnal, Hartmann, Hartsig and Masood, (ii) PSU and RSU awards granted in fiscal 2020 to Messrs. Tritton, Arnal, Hartmann and Hartsig and (iii) a PSU award (the “Tritton Make-Whole PSU Award”) and RSU awards (the “Tritton Sign-On RSU Award” and the “Tritton Make-Whole RSU Award”) granted in fiscal 2019 to Mr. Tritton as an inducement material to his entering into an employment agreement and commencing employment with the Company.

The fair value of the PSU awards that have not yet been certified is reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date. If the Company achieves the highest level of performance for the PSU awards granted in fiscal 2021, then the fair value of such PSU awards would be $10,528,298, $2,649,156, $4,785,599, $2,392,774 and $1,943,207 for Messrs. Tritton, Arnal, Hartmann, Hartsig and Masood, respectively. If the Company achieves the highest level of performance for the PSU awards granted in fiscal 2020, then the fair value of such PSU awards would be $3,051,466, $844,608, $1,525,738 and $762,874 for Messrs. Tritton, Arnal, Hartmann and Hartsig, respectively. The performance metrics for Mr. Tritton’s PSU awards granted in fiscal 2019 did not provide for performance above 100% of the target. The vesting of the Tritton Sign-On RSU Award and the Tritton Make-Whole RSU Award granted in fiscal 2019 is based solely on time.
(4)
For fiscal 2020, the People, Culture and Compensation Committee implemented a new cash short-term incentive plan (the “STIP”), which re-balanced the mix of short-term fixed and variable pay tied to aggressive, quantitative objectives. Following completion of the fiscal year, the People, Culture and Compensation Committee evaluated performance against the adjusted EBITDA, digital sales growth and reduction in adjusted SG&A goals, and calculated the fiscal 2020 payout. Based on the People, Culture and Compensation Committee’s

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certification of performance results, NEOs earned an actual bonus payout for fiscal 2020 of 150% achievement. For fiscal 2021 the People, Culture and Compensation Committee set performance objectives of adjusted EBITDA and comparable sales growth under the STIP. Based on the People, Culture and Compensation Committee’s certification of performance results, no bonus was paid under the STIP for fiscal 2021.
(5)
Includes, inter alia, dividends or dividend equivalents on equity-based awards based on the amounts paid to all shareholders as of the record date for each dividend declared. For Mr. Tritton in fiscal 2021, the All Other Compensation column, includes (i) car allowance of $47,489, which includes $40,566 for an amount not paid in prior periods due to an administrative error, (ii) company match of 401K contributions, and (iii) a payment for financial planning benefits. In fiscal 2021, total dividend income of $138,275 was paid to Mr. Tritton. The amount reflected for Mr. Arnal in fiscal 2021 includes (i) car allowance of $27,094, and (ii) a payment for financial planning benefits. The amount reflected for Mr. Hartmann in fiscal 2021 includes (i) payment for his relocation assistance benefits of $275,884, (ii) $219,419 in gross-up payments to reimburse applicable taxes resulting from relocation expenses that were imputed as income to him, including federal, state and FICA taxes, (iii) car allowance of $42,653, and (iv) company match of 401K contributions. The amount reflected for Mr. Hartsig in fiscal 2021 includes (i) payment for his relocation assistance benefits of $86,888, (ii) $69,105 in gross-up payments to reimburse applicable taxes resulting from relocation expenses that were imputed as income to him, including federal, state and FICA taxes, (iii) car allowance of $26,489, (iv) company match of 401K contributions, (v) a payment for financial planning benefits, and (vi) a dividend payment intended to vest in FY 2022 that was inadvertently paid in FY 2021 due to an administrative error discovered after such payment vested and would otherwise have been payable to Mr. Hartsig. The amount reflected for Mr. Masood in fiscal 2021 includes (i) payment for his relocation assistance benefits of $121,146, (ii) $113,240 in gross-up payments to reimburse applicable taxes resulting from relocation expenses that were imputed as income to him, including federal, state and FICA taxes, (iii) car allowance of $26,721, (iv) company match of 401K contributions, and (v) a payment for financial planning benefits.

(6)
Mr. Tritton commenced employment as President and Chief Executive Officer of the Company, effective as of November 4, 2019. With respect to fiscal 2020, Mr. Tritton earned a cash bonus under the STIP in the total amount of $2,700,000, which is reflected in Non-Equity Incentive Plan Compensation and was paid in fiscal 2021. Additionally, in accordance with his employment agreement, Mr. Tritton was entitled to a make-whole cash award in the amount of $710,000 (the “Tritton Make-Whole Cash Award”), which is reflected in the Bonus column. The amount of base salary paid to Mr. Tritton during fiscal 2020 reflects the portion of his annual base salary of $1,200,000 that was earned during fiscal 2020 and also reflects a 30% salary reduction between April 10 and May 16, 2020, in response to the COVID-19 pandemic. With respect to fiscal 2019, Mr. Tritton was entitled to a performance-based cash bonus under the terms of his employment agreement with the Company with the target bonus opportunity of $750,000. The People, Culture and Compensation Committee determined that Mr. Tritton exceeded the performance objective with respect to his bonus for fiscal 2019 and determined that it should be paid out at 150% of target, in the total amount of $1,125,000. Of this total amount, $750,000 is reflected in the Non-Equity Incentive Plan Compensation, and $375,000 is reflected in the Bonus column.

(7)
Mr. Arnal commenced employment as Executive Vice President, Chief Financial Officer of the Company, effective as of May 4, 2020. The amount reflected in the Salary column for Mr. Arnal during fiscal 2020 reflects the portion of his annual base salary of $775,000 that was earned during fiscal 2020. With respect to fiscal 2020, Mr. Arnal earned a cash bonus under the STIP in the total amount of $988,125, which is reflected in Non-Equity Incentive Plan Compensation column and was paid in fiscal 2021.

(8)
Mr. Hartmann commenced employment as the Chief Operating Officer and President, buybuy BABY, effective as of May 18, 2020. The amount reflected in the Salary column for Mr. Hartmann during fiscal 2020 reflects the portion of his annual base salary of $1,000,000 that was earned during fiscal 2020. With respect to fiscal 2020, Mr. Hartmann earned a cash bonus payout under the STIP in the total amount of $1,473,214 which is reflected in the Non-Equity Incentive Plan Compensation and was paid in fiscal 2021. In accordance with his employment agreement, Mr. Hartmann was also entitled to a make-whole cash award in the amount of $187,500 and a sign-on cash award in the amount of $500,000, both of which are reflected in the Bonus column.

(9)
Mr. Hartsig commenced employment as the Executive Vice President, Chief Merchandising Officer, and President, Harmon Stores Inc., effective as of March 4, 2020. The amount reflected in the Salary column for Mr. Hartsig during fiscal 2020 reflects the portion of his annual base salary of $700,000 that was earned during fiscal 2020, and also reflects a 30% salary reduction between April 10 and May 16, 2020 in response to the COVID-19 pandemic. With respect to fiscal 2020, Mr. Hartsig earned a cash bonus payout under the STIP in the total amount of $420,000, which is reflected in the Non-Equity Incentive Plan Compensation column and was paid in fiscal 2021. In accordance with his employment agreement, Mr. Hartsig was entitled to a retention bonus of $70,000 per quarter for a one year period for a total amount of $280,000. In fiscal 2021 and 2020, Mr. Hartsig received $70,000 and $210,000, respectively, related to this retention bonus and is reflected in the Bonus column. In addition, in fiscal 2020, Mr. Hartsig was entitled to a sign-on cash award of $50,000, which is also reflected in the Bonus column.

(10)	Mr. Masood has been Executive Vice President, Chief Customer Officer since November 2021 and joined the Company as Executive Vice President, Chief Digital Officer in May 2020.
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grants of plan based awards
grants of non-equity incentive plan awards, restricted stock units and performance stock units for fiscal 2021
The following table sets forth information with respect to RSUs and PSUs awarded during fiscal 2021 to each of the NEOs under the 2012 Plan.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3)(4) ($)
		Threshold(1) ($)	Target(1) ($)	Maximum(1) ($)	Threshold(2) (#)	Target(2) (#)	Maximum(2) (#)
Mark J. Tritton	5/10/2021(1)	538,125	2,152,500	4,305,000	—	—	—	—	$—
	5/10/2021(5)				45,283	90,566	181,132		$2,315,320
	5/10/2021(6)				22,642	90,566	181,132		$2,948,829
	5/10/2021(7)							120,754	$3,087,076
Gustavo Arnal	5/10/2021(1)	164,688	658,750	1,317,500	—	—	—	—	$—
	5/10/2021(5)				11,395	22,789	45,578		$582,601
	5/10/2021(6)				5,697	22,788	45,576		$741,977
	5/10/2021(7)							30,385	$776,793
John Hartmann	5/10/2021(1)	312,500	1,250,000	2,500,000	—	—	—	—	$—
	5/10/2021(5)				20,584	41,167	82,334		$1,052,434
	5/10/2021(6)				10,292	41,166	82,332		$1,340,365
	5/10/2021(7)							54,888	$1,403,212
Joseph Hartsig	5/10/2021(1)	140,000	560,000	1,120,000	—	—	—	—	$—
	5/10/2021(5)				10,292	20,583	41,166		$526,204
	5/10/2021(6)				5,146	20,583	41,166		$670,182
	5/10/2021(7)							27,444	$701,606
Rafeh Masood	5/10/2021(1)	118,973	475,893	951,786	—	—	—	—	$—
	5/10/2021(5)				6,690	13,379	26,758		$342,034
	5/10/2021(6)				3,345	13,379	26,758		$435,620
	5/10/2021(7)							17,839	$456,054
	11/10/2021(8)				2,129	4,257	8,514		$92,930
	11/10/2021(9)				1,065	4,257	8,514		$101,019
	11/10/2021(10)							5,676	$123,907
(1)
Represents the threshold, target and maximum amount of the fiscal 2021 non-equity incentive plan award granted to Messrs. Tritton, Arnal, Hartmann, Hartsig and Masood for fiscal 2021 pursuant to the STIP. Mr. Masood’s amounts have been prorated. See footnote (4) to the Summary Compensation Table in this Proxy Statement.

(2)
Number of shares when converted from dollars to shares, which number is rounded up to the nearest whole share. Amounts represent the threshold, target and maximum amounts for equity incentive plan awards with performance conditions for each NEO.

(3)	No option awards were granted to the NEOs in fiscal 2021.
(4)
Pursuant to the SEC rules, PSU and RSU awards are valued in accordance with ASC 718. See footnote (2) to the Summary Compensation Table in this Proxy Statement. The fair value of PSU awards is reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date.

(5)
Represents an award of PSUs granted to the NEOs on May 10, 2021, under the Company’s 2012 Plan. Vesting of these PSUs granted to the NEOs depends on (i) the achievement of the Company’s Gross Margin Percentage, and, if the Gross Margin Percentage is achieved, (ii) the NEO’s continuous employment by the Company from the grant date until the third anniversary of the grant date. The awards are capped at 200% of target achievement, with a floor of zero. PSUs are converted into shares of common stock upon payment following vesting.

(6)
Represents an award of PSUs granted to the NEOs on May 10, 2021, under the Company’s 2012 Plan. Vesting of these PSUs granted to the NEOs depends on (i) the Company’s achievement of a three-year performance goal based on the Company’s Total Shareholder Return compared with the Company’s peer group as determined by the People, Culture and Compensation Committee of the Company’s Board

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of Directors, and, if the Total Shareholder Return goal is achieved, (ii) the NEOs’ continuous employment by the Company from the grant date until the third anniversary of the grant date. The awards are capped at 200% of target achievement, with a floor of zero. PSUs are converted into shares of common stock upon payment following vesting.
(7)
Represents an award of RSUs granted to the NEOs on May 10, 2021, under the Company’s 2012 Plan. The RSUs will vest in three equal annual installments beginning one year from the date of grant, provided that the NEO remains continuously employed by the Company from the grant date until the vesting date.

(8)
Represents an award of PSUs granted to Mr. Masood on November 10, 2021, under the Company’s 2012 Plan. Vesting of these PSUs granted to Mr. Masood depends on (i) the achievement of the Company’s Gross Margin Percentage, and, if the Gross Margin Percentage is achieved, (ii) Mr. Masood’s continuous employment by the Company from the grant date until the third anniversary of the grant date. The award is capped at 200% of target achievement, with a floor of zero. PSUs are converted into shares of common stock upon payment following vesting.

(9)
Represents an award of PSUs granted to Ms. Masood on November 10, 2021, under the Company’s 2012 Plan. Vesting of these PSUs granted to Mr. Masood depends on (i) the Company’s achievement of a three-year performance goal based on the Company’s Total Shareholder Return compared with the Company’s peer group as determined by the People, Culture and Compensation Committee of the Company’s Board of Directors, and, if the Total Shareholder Return goal is achieved, (ii) Mr. Masood’s continuous employment by the Company from the grant date until the third anniversary of the grant date. The award is capped at 200% of target achievement, with a floor of zero. PSUs are converted into shares of common stock upon payment following vesting.

(10)
Represents an award of RSUs granted to Mr. Masood on November 10, 2021, under the Company’s 2012 Plan. The RSUs will vest in three equal annual installments beginning one year from the date of grant, provided that the NEO remains continuously employed by the Company from the grant date until the vesting date.

outstanding equity awards at fiscal year-end
The following table sets forth information for each of the NEOs with respect to the value of all unvested RSUs and unvested PSUs as of February 26, 2022, the last day of fiscal 2021.
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Mark J. Tritton	1,008,243(2)	$16,303,289
Gustavo Arnal	367,413(3)	$5,941,068
John Hartmann	831,727(4)	$13,449,026
Joseph Hartsig	300,837(5)	$4,864,534
Rafeh Masood	155,911(6)	$2,521,081
(1)	Market value is based on the closing price of the Company’s common stock of $16.17 per share on February 25, 2022, the last trading day in fiscal 2021.
(2)
The amounts reflected for Mr. Tritton include (i) 120,754 RSUs that will vest as follows: (x) 40,252 RSUs vested on May 10, 2022 and (y) 40,251 RSUs that will vest on each of May 10, 2023 and 2024, subject, in general, to Mr. Tritton remaining in the Company’s employ through the vesting date, and to the terms, conditions and restrictions of the award agreement governing the grant; (ii) 494,450 RSUs that will vest on June 8, 2023, subject, in general, to Mr. Tritton remaining in the Company’s employ through the vesting date, and to the terms, conditions and restrictions of the award agreement governing the grant; (iii) 211,907 PSUs that will vest on June 8, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; and (iv) 181,132 PSUs that will vest on May 10, 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant. See footnote (4) to the Grants of Plan Based Awards table in this Proxy Statement. Unvested PSU awards are valued at target achievement.

(3)
The amounts reflected for Mr. Arnal include (i) 95,941 RSUs that will vest as follows: (x) 47,970 RSUs vested on May 4, 2022 and (y) 47,971 RSUs that will vest on May 4, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (ii) 30,385 RSUs that will vest as follows: (x) 10,129 RSUs vested on May 10, 2022 and (y) 10,128 RSUs will vest on each of May 10, 2023 and 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iii) 136,857 RSUs will vest on June 8, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iv) 58,653 PSUs will vest on June 8, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iv); and (v) 45,577 PSUs will vest on May 10, 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant. See footnote (4) to the Grants of Plan Based Awards table in this Proxy Statement. Unvested PSU awards are valued at target achievement.

(4)
The amounts reflected for Mr. Hartmann include (i) 54,888 RSUs that will vest as follows: 18,296 RSUs vested on May 10, 2022, and 18,296 RSUs will vest on each May 10, 2023, and May 10, 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant; (ii) 341,327 RSUs that will vest as follows: (x) 170,663 RSUs vested on May 18, 2022 and (y) 170,664 RSUs will vest on May 18, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iii) 247,225 RSUs that will vest on June 8, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iv) 105,954 PSU awards that will vest on June 8, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; and (v) 82,333 PSU awards that will vest on May 10, 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant. See footnote (4) to the Grants of Plan Based Awards table in this Proxy Statement. Unvested PSU awards are valued at target achievement.

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EXECUTIVE COMPENSATION
(5)
The amounts reflected for Mr. Hartsig include (i) 55,637 RSUs that will vest as follows: (x) 27,818 RSUs vested on March 4, 2022 and (y) 27,819 RSUs will vest on March 4, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (ii) 27,444 RSUs that will vest as follows: 9,148 RSUs vested on May 10, 2022, and 9,148 RSUs will vest on each of May 10, 2023, and May 10, 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iii) 123,613 RSUs that will vest on June 8, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iv) 52,977 PSU awards that will vest on June 8, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; and (v) 41,166 PSU awards that will vest on May 10, 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant. See footnote (4) to the Grants of Plan Based Awards table in this Proxy Statement. Unvested PSU awards are valued at target achievement.

(6)
The amounts reflected for Mr. Masood include (i) 17,839 RSUs that will vest as follows: (x) 5,947 RSUs vested on May 10, 2022 and (y) 5,946 RSUs will vest on each of May 10, 2023 and 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant; (ii) 5,676 RSUs that will vest as follows: 1,892 RSUs will vest on each of November 10, 2022, 2023, and 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iii) 67,987 RSUs that will vest on June 8, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (iv) 29,137 PSU awards that will vest on June 08, 2023, subject to the terms, conditions and restrictions of the award agreement governing the grant; (v) 26,758 PSU awards that will vest on May 10, 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant; and (vi) 8,514 PSU awards that will vest on November 10, 2024, subject to the terms, conditions and restrictions of the award agreement governing the grant. See footnote (4) and (6) to the Grants of Plan Based Awards table in this Proxy Statement. Unvested PSU awards are valued at target achievement.

option exercises and stock vested
option exercises and stock awards vested for fiscal 2021
The following table includes certain information with respect to the exercise of options and vesting of stock awards by NEOs during fiscal 2021.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark J. Tritton(1)	406,692	$9,367,916
Gustavo Arnal(2)	47,971	$1,181,526
John Hartmann(3)	170,664	$4,295,613
Joseph Hartsig(4)	27,819	$797,432
Rafeh Masood(5)	89,720	$2,190,962
(1)	Mr. Tritton acquired 406,692 shares in total on March 31, 2021 and November 4, 2021, upon the vesting of previously granted PSUs and RSUs.
(2)	Mr. Arnal acquired 47,971 shares in total on May 4, 2021, upon the vesting of previously granted RSUs.
(3)	Mr. Hartmann acquired 170,664 shares in total on May 18, 2021, upon the vesting of previously granted RSUs.
(4)	Mr. Hartsig acquired 27,819 shares in total on March 4, 2021, upon the vesting of previously granted RSUs.
(5)	Mr. Masood acquired 89,720 shares in total on May 11, 2021, upon the vesting of previously granted RSUs.
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employment agreements and potential payments upon termination or change in control employment agreements
Each NEO has an employment agreement with the Company that provides for severance pay and other benefits upon a termination of his or her employment. For a complete description of payments due to each NEO upon termination of his or her employment with the Company, see “Potential Payments Upon Termination or Change in Control” below. Each NEO’s employment agreement provides for non-competition, non-solicitation, and non-interference during the term of employment and for a certain period thereafter. Mr. Tritton’s restricted period extends two years after separation from the Company; Mr. Hartmann’s restricted period is 18 months following termination; and Mr. Arnal’s, Mr. Hartsig’s, and Mr. Masood’s extends 12 months after termination. Each NEO employment agreement provides for confidentiality during the term of employment and surviving the end of the term of employment.
potential payments upon termination or change in control
The employment agreement of each NEO and certain of the plans in which the NEOs participate require the Company to pay compensation to the executives if their employment terminates.
On April 20, 2022, as part of the Company’s annual review process that began in 2021, the People, Culture and Compensation Committee of the Company’s Board of Directors approved the adoption of an Executive Change in Control Severance Plan (the “Change in Control Plan”). This plan, similar to those of benchmarked peers, provides for enhanced cash severance to be paid to members of the Company’s executive leadership team and specific other employees as a result of certain events that would trigger a change in control of the Company, as defined in the Change in Control Plan, and based on a tier system. Mr. Tritton, as CEO, is a Tier I Executive and all other NEOs are Tier II Executives.
Upon the occurrence of a termination of an NEO by us without Cause or by an NEO for Good Reason at any time three (3) months prior to a Change in Control or two (2) years following a Change in Control, such NEO would be entitled to the following:
•
a cash severance payment equal to (a) two times (2x) in the case of a Tier I Executive, or (b) one and a half times (1.5x) in the case of Tier II Executives, the sum of the executive’s annual base salary and the executive’s target bonus, both as in effect immediately prior to the Change in Control;

•	a prorated portion of the executive’s annual bonus for the period in which the termination date occurs, at target level of performance and paid at such time as other executives receive their bonuses;
•	any equity or long-term compensation grant or award outstanding in accordance with the terms of the applicable compensation plan and award agreement;
•	any Accrued Obligations; and
•
continuation of an executive’s (and eligible dependents) health benefit coverage for (a) up to twenty-four (24) months for a Tier I Executive, or (b) up to eighteen (18) months for a Tier II Executive.

The table below lists the estimated amount of compensation payable to each of Messrs. Tritton. Hartmann, Arnal, Hartsig and Masood in each termination situation using an assumed termination date and an assumed change in control date of February 26, 2022, the last day of fiscal 2021 and a price per share of common stock of $16.17 (the “Per Share Closing Price”), the closing per share price as of February 25, 2022, the last trading day of fiscal 2021. The salary and annual bonus otherwise payable to each NEO through February 26, 2022 are included in the Summary Compensation Table.
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EXECUTIVE COMPENSATION
employment agreement with Mr. Tritton
The Board appointed Mark J. Tritton as the President and Chief Executive Officer of the Company, and in connection therewith, the Company entered into an employment agreement with Mr. Tritton (the “Tritton Employment Agreement”) on October 6, 2019. The Tritton Employment Agreement provides that in the event of a termination of Mr. Tritton’s employment due to his death or disability:
•
the Company will pay Mr. Tritton any base salary that had accrued but had not been paid on or before the date of separation, any reimbursement due in accordance with the terms of the relevant employment agreement and any other vested benefits or vested amounts due and owed to the executive under the terms of any plan, program or arrangement of the Company (collectively, with respect to each applicable executive, the “Accrued Obligations”); and

•
the Tritton Sign-On RSU Award and the Tritton Make-Whole RSU Award, to the extent not previously vested, will immediately vest in full and the Tritton Make-Whole PSU Award, to the extent not previously vested, will immediately vest in full at 100% of target level of performance (collectively, the “Tritton Make-Whole Award Acceleration”). The number of RSUs subject to the Tritton Sign-On RSU Award and the Tritton Make-Whole RSU Award were determined by dividing the grant values set forth in the employment agreement by the volume-weighted average closing price of a share of the Company’s common stock over the twenty trading day period ending immediately prior to Mr. Tritton’s start date (the “20-Day Volume-Weighted Average Determination”).

The Tritton Employment Agreement provides that if the Company terminates Mr. Tritton’s employment without “Cause,” or in the event Mr. Tritton terminates with “Good Reason,” in each case, not in connection with a “change in control” (as defined in the 2018 Plan), then in addition to the Accrued Obligations and the Tritton Make-Whole Award Acceleration, Mr. Tritton will receive: (i) severance pay equal to the sum of (x) two times Mr. Tritton’s base salary and (y) his target annual bonus for the performance year in which the termination date occurs (payable over the 24 months following his termination date), (ii) any earned but unpaid annual bonus for the performance year prior to the year of termination, and (iii) up to 24 months of COBRA benefits at active employee rates. Severance pay will be paid in accordance with normal payroll; however, any amount due prior to the six months after termination of employment will be paid in a lump sum on the date following the six-month anniversary of termination of employment. If the Company terminates Mr. Tritton’s employment without “Cause,” or in the event Mr. Tritton terminates with “Good Reason,” in each case, within 30 days prior to, or two years following, a “change in control” (as defined in the 2018 Plan), then Mr. Tritton will receive the entitlements described in the preceding two sentences, except that the severance pay will be paid in lump sum, Mr. Tritton’s other outstanding time-based equity awards will immediately vest in full, and any other outstanding performance-based equity awards will vest, based on actual performance and prorated based on the number of days during the applicable performance period that Mr. Tritton remained employed by the Company, at the time that such awards would have otherwise vested had Mr. Tritton remained employed up to the vesting date. Mr. Tritton (or his estate or legal representative, in the event of Mr. Tritton’s death or disability) is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the severance payments, accelerated vesting, and other post-employment benefits under the Tritton Employment Agreement.
In the event Mr. Tritton’s employment is terminated by the Company, and any compensation, payment or distribution by the Company would constitute an “excess parachute payment” as defined in Section 280G of the Code (“Section 280G”), payments would be reduced to the extent that such cutback would result in a better net after tax position for Mr. Tritton (as applicable to the relevant NEO, a “Cutback”).
“Cause” is defined in the Tritton Employment Agreement as Mr. Tritton’s: (i) indictment for or plea of nolo contendere to a felony or commission of an act involving moral turpitude; (ii) commission of fraud, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company Group; (iii) indictment for or plea of nolo contendere to any serious offense that results in or would reasonably be expected to result in material financial harm, materially negative publicity or other material harm to any member of the Company Group; (iv) failure to perform any material aspect of his lawful duties or responsibilities for the Company or the Company Group (other than by reason of disability), and if curable, failure to cure in a timely manner; (v) failure to comply with any lawful written policy of the Company or reasonable directive of the Board, and in either case, if curable, failure to cure in a timely manner; (vi) commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his lawful duties or responsibilities; (vii) breach of any fiduciary duty owed to the Company Group; (viii) violation or breach of any restrictive covenant or any material term of the Tritton Employment Agreement, and, if curable, failure to
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EXECUTIVE COMPENSATION
cure in a timely manner; or (ix) commission of any act or omission that damages or is reasonably likely to damage the financial condition or business of the Company or materially damages or is reasonably likely to materially damage the reputation, public image, goodwill, assets or prospects of the Company. In addition, Mr. Tritton’s employment will be deemed to have terminated for “Cause” if, on the date Mr. Tritton’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within four months after such termination.
“Good Reason” is defined in the Tritton Employment Agreement as any of the following occurring without Mr. Tritton’s written consent: (i) a reduction of Mr. Tritton’s base salary, other than a reduction of less than ten percent in connection with a comparable decrease applicable to all senior executives of the Company; (ii) the Company’s relocation of Mr. Tritton’s place of employment by more than thirty-five miles; (iii) a material diminution in Mr. Tritton’s duties, authority or responsibilities; or (iv) a change in Mr. Tritton’s reporting line (such that he no longer reports directly to the Board) or in his title of Chief Executive Officer; provided, in each case, that a resignation will be with “Good Reason” only if Mr. Tritton provides the Company with written notice detailing the specific circumstances alleged to constitute “Good Reason” within sixty calendar days after the occurrence of such circumstances, the Company fails to cure such circumstances in all material respects within thirty days of receipt of notice, and Mr. Tritton actually resigns within one hundred and twenty days following the first occurrence of any grounds for “Good Reason”; provided further, that the removal of Mr. Tritton’s title as President and the subsequent appointment of a President who would report to Mr. Tritton would not constitute grounds for “Good Reason.”
The Tritton Employment Agreement provides for non-competition and non-solicitation during the term of employment and for two years thereafter. The agreement also provides for non-disparagement and confidentiality during the term of employment and surviving the end of the term of employment.
employment agreement with Mr. Hartmann
The Board appointed John Hartmann as Chief Operating Officer of the Company and President, buybuy BABY, and in connection therewith, the Company entered into an employment agreement with Mr. Hartmann (the “Hartmann Employment Agreement”) on April 1, 2020. The Hartmann Employment Agreement provides that in the event of a termination of Mr. Hartmann’s employment due to his death or disability:
•	the Company will pay Mr. Hartmann (or his estate) any Accrued Obligations;
•
the Hartmann Make-Whole RSU Award (the number of RSUs subject to which were calculated using the 20-Day Volume-Weighted Average Determination), to the extent not previously vested, will immediately vest in full as of the date of termination (the “Hartmann Make-Whole Award Acceleration”); and

•	the Company will pay Mr. Hartmann (or his estate) any earned but unpaid annual bonus for a fiscal year occurring before the fiscal year in which the termination occurs.
The Hartmann Employment Agreement provides that if the Company terminates Mr. Hartmann’s employment as a result of non-renewal of the employment term or otherwise without “Cause,” or in the event Mr. Hartmann terminates with “Good Reason,” then in addition to the Accrued Obligations and the Hartmann Make-Whole Award Acceleration, Mr. Hartmann will receive: (i) cash severance pay equal to one and a half times the sum of (x) Mr. Hartmann’s then-current base salary and (y) his then-current target annual bonus, payable over the 18 months following his termination date, (ii) any earned but unpaid annual bonus for the fiscal year prior to the fiscal year in which the termination occurs, and (iii) up to 78 weeks of COBRA benefits at active employee rates. Mr. Hartmann (or his estate or legal representative, in the event of Mr. Hartmann’s death or disability) is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the severance payments, accelerated vesting, and other post-employment benefits under the Hartmann Employment Agreement.
In the event Mr. Hartmann’s employment is terminated by the Company, and any compensation, payment or distribution by the Company would constitute an “excess parachute payment” as defined in Section 280G, payments would be subject to the Cutback.
“Cause,” for each of Messrs. Hartmann, Arnal, Hartsig and Masood, unless otherwise noted, is generally defined in their respective employment agreements as the executive’s: (i) indictment for or plea of nolo contendere to a felony or commission of an act involving moral turpitude; (ii) commission of fraud, theft, embezzlement, self-dealing,
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misappropriation or other malfeasance against the business of the Company Group; (iii) indictment for or plea of nolo contendere to any serious offense that results in or would reasonably be expected to result in material financial harm, materially negative publicity or other material harm to any member of the Company Group; (iv) failure to perform any material aspect of his lawful duties or responsibilities for the Company or the Company Group (other than by reason of disability), and if curable, failure to cure in a timely manner; (v) failure to comply with any lawful written policy of the Company or reasonable directive of the CEO or the Board, and in either case, if curable, failure to cure in a timely manner; (vi) commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his lawful duties or responsibilities; (vii) breach of any fiduciary duty owed to the Company Group; (viii) violation or breach of any restrictive covenant or any material term of the applicable employment agreement, and, if curable, failure to cure in a timely manner; or (ix) commission of any act or omission that damages or is reasonably likely to damage the financial condition or business of the Company or materially damages or is reasonably likely to materially damage the reputation, public image, goodwill, assets or prospects of the Company. In addition, the executive’s employment will be deemed to have terminated for “Cause” if, on the date the executive’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within four months after such termination.
“Good Reason,” for each of Messrs. Hartmann, Arnal, Hartsig and Masood, is generally defined in the their respective employment agreements as any of the following occurring without applicable executive’s written consent: (i) a reduction of the executive’s base salary, other than a reduction of less than ten percent in connection with a comparable decrease applicable to all senior executives of the Company; (ii) the Company’s relocation of the executive’s place of employment by more than thirty-five miles; (iii) a material diminution in the executive’s duties, authority or responsibilities; or (iv) a change in the executive’s reporting line (such that he or she no longer reports directly to the CEO or the Board); provided, in each case, that a resignation will be with “Good Reason” only if the executive provides the Company with written notice detailing the specific circumstances alleged to constitute “Good Reason” within sixty calendar days after the occurrence of such circumstances, the Company fails to cure such circumstances in all material respects within thirty days of receipt of notice, and the applicable executive actually resigns within one hundred and twenty days following the first occurrence of any grounds for “Good Reason.”
The Hartmann Employment Agreement provides for non-competition and non-solicitation during the term of employment and for 18 months thereafter. The agreement also provides for non-disparagement and confidentiality during the term of employment and surviving the end of the term of employment.
employment agreement with Mr. Arnal
The Board appointed Gustavo Arnal Executive Vice President and Chief Financial Officer of the Company, and in connection therewith, the Company entered into an employment agreement with Mr. Arnal (the “Arnal Employment Agreement”) on April 24, 2020. The Arnal Employment Agreement provides that in the event of a termination of Mr. Arnal’s employment due to his death or disability:
•	the Company will pay Mr. Arnal (or his estate) any Accrued Obligations; and
•
the Arnal Sign-On RSU Award (the number of RSUs subject to which were calculated using the 20-Day Volume-Weighted Average Determination), to the extent not previously vested, will immediately vest in full as of the date of termination (the “Arnal Sign-On Award Acceleration”).

The Arnal Employment Agreement provides that if the Company terminates Mr. Arnal’s employment as a result of non-renewal of the employment term or otherwise without “Cause,” or in the event Mr. Arnal terminates for “Good Reason,” then in addition to the Accrued Obligations and the Arnal Sign-On Award Acceleration, Mr. Arnal will receive: (i) cash severance pay equal to the sum of (x) Mr. Arnal’s then-current base salary and (y) his then-current target annual bonus, payable over the 12 months following his termination date, (ii) any earned but unpaid annual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (iii) full vesting of any 2020 equity awards, (based on actual performance with respect to performance-based 2020 equity awards, and prorated for the number of days in the performance period before Mr. Arnal’s termination), and (iv) up to 52 weeks of COBRA benefits at active employee rates. Mr. Arnal (or his estate or legal representative, in the event of Mr. Arnal’s death or disability) is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the severance payments, accelerated vesting, and other post-employment benefits under the Arnal Employment Agreement.
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The Arnal Employment Agreement provides for non-competition and non-solicitation during the term of employment and for 12 months thereafter. The agreement also provides for non-disparagement and confidentiality during the term of employment and surviving the end of the term of employment.
employment agreement with Mr. Hartsig
The Board appointed Joseph Hartsig Executive Vice President, Chief Merchandising Officer of the Company and President, Harmon Stores Inc., and in connection therewith, the Company entered into an employment agreement with Mr. Hartsig (the “Hartsig Employment Agreement”) on February 26, 2020. The Hartsig Employment Agreement provides that in the event of a termination of Mr. Hartsig’s employment due to his death or disability:
•	the Company will pay Mr. Hartsig (or his estate) any Accrued Obligations;
•
the Hartsig Make-Whole RSU Award (the number of RSUs subject to which were calculated using the 20-Day Volume-Weighted Average Determination), to the extent not previously vested, will immediately vest in full as of the date of termination (the “Hartsig Make-Whole Award Acceleration”);

•	the Company will pay Mr. Hartsig (or his estate) any earned but unpaid annual bonus for a fiscal year prior to the fiscal year in which the termination occurs; and
•	The Company will pay Mr. Hartsig (or his estate) any portion of the Hartsig Retention Bonus that has not been paid as of the termination.
The Hartsig Employment Agreement provides that if the Company terminates Mr. Hartsig’s employment as a result of non-renewal of the employment term or otherwise without “Cause,” or in the event Mr. Hartsig terminates for “Good Reason,” then in addition to the Accrued Obligations and the Hartsig Make-Whole Award Acceleration, Mr. Hartsig will receive: (i) cash severance pay equal to the sum of (x) Mr. Hartsig’s then-current base salary and (y) his then-current target annual bonus, payable over the 12 months following his termination date, (ii) any earned but unpaid annual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (iii) if such termination occurs in the last 6 months of the fiscal year in which the termination occurs, a portion of the annual bonus for such fiscal year (based on actual performance and prorated for the number of days in the performance period before Mr. Hartsig’s termination), (iv) any portion of the Hartsig Retention Bonus that has not been paid as of the termination date, and (v) up to 52 weeks of COBRA benefits at active employee rates. Mr. Hartsig (or his estate or legal representative, in the event of Mr. Hartsig’s death or disability) is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the severance payments, accelerated vesting, and other post-employment benefits under the Hartsig Employment Agreement.
In the event Mr. Hartsig’s employment is terminated by the Company, and any compensation, payment or distribution by the Company would constitute an “excess parachute payment” as defined in Section 280G, payments would be subject to the Cutback.
The Hartsig Employment Agreement provides for non-competition and non-solicitation during the term of employment and for 12 months thereafter. The agreement also provides for non-disparagement and confidentiality during the term of employment and surviving the end of the term of employment.
employment agreement with Mr. Masood
The Board appointed Rafeh Masood Executive Vice President, Chief Digital Officer of the Company, and in connection therewith, the Company entered into an employment agreement with Mr. Masood on April 22, 2020, which was later amended to reflect his appointment to Executive Vice President, Chief Customer Officer on November 2, 2021 (collectively, the “Masood Employment Agreement”). The Masood Employment Agreement provides that in the event of a termination of Mr. Masood’s employment due to his death or disability:
•	the Company will pay Mr. Masood (or his estate) any Accrued Obligations;
•
the Masood Sign-on RSU Award (the number of RSUs subject to which were calculated using the 20-Day Volume-Weighted Average Determination), to the extent not previously vested, will immediately vest in full as of the date of termination (the “Masood Sign-on RSU Award Acceleration”);

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•	the Company will pay Mr. Masood (or his estate) any earned but unpaid annual bonus for a fiscal year prior to the fiscal year in which the termination occurs; and
•	The Company will pay Mr. Masood (or his estate) any portion of the Masood Retention Bonus that has not been paid as of the termination.
The Masood Employment Agreement provides that if the Company terminates Mr. Masood’s employment as a result of non-renewal of the employment term or otherwise without “Cause,” or in the event Mr. Masood terminates for “Good Reason,” then in addition to the Accrued Obligations and the Masood Sign-on RSU Award Acceleration, Mr. Masood will receive: (i) cash severance pay equal to the sum of (x) Mr. Masood’s then-current base salary and (y) his then-current target annual bonus, payable over the 12 months following his termination date, (ii) any earned but unpaid annual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (iii) any portion of the Masood Retention Bonus that has not been paid as of the termination date, and (iv) up to 52 weeks of COBRA benefits at active employee rates. Mr. Masood (or his estate or legal representative, in the event of Mr. Masood’s death or disability) is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the severance payments, accelerated vesting, and other post-employment benefits under the Masood Employment Agreement.
In the event Mr. Masood’s employment is terminated by the Company, and any compensation, payment or distribution by the Company would constitute an “excess parachute payment” as defined in Section 280G, payments would be subject to the Cutback.
The Masood Employment Agreement provides for non-competition and non-solicitation during the term of employment and for 12 months thereafter. The agreement also provides for non-disparagement and confidentiality during the term of employment and surviving the end of the term of employment.
PSU and RSU Award Agreements
The award agreements applicable to the PSUs and RSUs held by our NEOs provide for accelerated vesting upon certain termination events, including in connection with a change in control (as defined in the 2018 Plan). Upon a termination due to death or disability (as defined in an applicable employment agreement or, if not there defined, the 2012 Plan), the RSUs will immediately vest in full, and upon a termination by the Company without Cause or for Good Reason, subject to the NEO’s timely execution, delivery, and non-revocation of a release of claims in favor of the Company, a pro-rated portion of the RSUs will vest on the original vesting date. In the event of a termination by the Company without Cause or for Good Reason, in each case, within ninety (90) days prior to, or two (2) years following, a change in control, subject to the NEO’s timely execution, delivery, and non-revocation of a release of claims in favor of the Company, the RSUs will immediately vest in full.
The award agreements applicable to the PSUs held by our NEOs provide that (i) upon a termination due to the NEO’s death, the awards will vest at target, (ii) upon a termination due to disability (as defined in an applicable employment agreement or, if not there defined, the 2012 Plan), the awards will remain outstanding and eligible to vest in full based on actual performance on the original vesting date, (iii) upon a termination by the Company without Cause or for Good Reason, subject to the NEO’s timely execution, delivery, and non-revocation of a release of claims in favor of the Company, the awards will remain outstanding and eligible to vest based on actual performance on the original vesting date, prorated for the portion of the period during which the NEO was employed and (iv) upon a termination by the Company without Cause or for Good Reason within ninety (90) days prior to, or two (2) years following, a change in control, subject to the NEO’s timely execution, delivery, and non-revocation of a release of claims in favor of the Company, the awards will immediately vest in full based on actual performance during the portion of the performance period ending on the date of such termination.
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Table and related footnotes follow:
	Cash Severance(1)	Pro Rata Bonus(2)	PSU and RSU Acceleration	COBRA Continuation(3)	Total(4)
Mark J. Tritton
Termination due to death or disability(5)	$—	$—	$16,303,289	$—	$16,303,289
Termination without Cause or with Good Reason(6)	$6,765,000	$—	$7,792,242	$31,984	$14,589,226
Change in Control + Termination(7)	$6,765,000	$2,152,500	$16,303,289	$31,984	$25,252,773
Gustavo Arnal
Termination due to death or disability(5)	$—	$—	$5,941,068	$—	$5,941,068
Termination without Cause or with Good Reason(6)	$1,433,750	$—	$4,632,414	$—	$6,066,164
Change in Control + Termination(7)	$2,150,625	$658,750	$5,941,068	$—	$8,750,443
John Hartmann
Termination due to death or disability(5)	$—	$—	$13,449,026	$—	$13,449,026
Termination without Cause or with Good Reason(6)	$3,375,000	$—	$9,356,835	$25,949	$12,757,784
Change in Control + Termination(7)	$3,375,000	$1,250,000	$13,449,026	$25,949	$18,099,975
Joseph Hartsig
Termination due to death or disability(5)	$—	$—	$4,864,534	$—	$4,864,534
Termination without Cause or with Good Reason(6)	$1,260,000	$—	$2,823,176	$15,288	$4,098,464
Change in Control + Termination(7)	$1,890,000	$560,000	$4,864,534	$22,933	$7,337,467
Rafeh Masood
Termination due to death or disability(5)	$—	$—	$2,521,081	$—	$2,521,081
Termination without Cause or with Good Reason(6)	$1,170,000	$—	$1,106,917	$17,300	$2,294,217
Change in Control + Termination(7)	$1,755,000	$520,000	$2,521,081	$25,949	$4,822,030
(1)
If an NEO is terminated during the three (3) months preceding a Change in Control or two (2) years following, the severance would be paid out in a lump sum within 60 days of the termination date. If the termination is not in connection with a Change in Control, severance payments will be made in installments in accordance with the regular payroll payment schedule; provided that if severance payments are subject to Section 409A of the Code (“Section 409A”), certain payments may be delayed until six months following separation from the Company.

(2)
If an NEO is terminated during the three (3) months preceding a Change in Control or two (2) years following, the pro rata share of the NEO’s bonus, at target level, would be paid at such time as other executives receive their bonuses.

(3)
Represents the employer portion of COBRA continuation coverage at active employee rates. Upon a termination without Cause or for Good Reason, (i) Mr. Tritton would be entitled to 24 months of benefits continuation, (ii) Mr. Hartmann would be entitled to 18 months of benefits continuation, and (iii) Messrs. Hartsig and Masood would be entitled to 12 months of benefit continuation. Upon a termination without Cause or for Good Reason during the three (3) months preceding a Change in Control of two (2) years following, (i) Mr. Tritton would be entitled to 24 months of benefits continuation, (ii) Messrs. Hartmann, Hartsig and Masood would be entitled to 18 months of benefits continuation. Because Mr. Arnal has elected not to receive coverage under the Company’s health and welfare programs as of the last day of fiscal 2021, no amount would be payable or is reflected in respect of COBRA continuation coverage at active employee rates in the event of a termination of employment by Mr. Arnal as of the last date of fiscal 2021.

(4)	Assumes for Messrs. Tritton, Arnal, Hartmann, Hartsig, and Masood that no Cutback applies.
(5)
In the event of termination by reason of death or disability, outstanding 2020 and 2021 RSU awards will vest in full. In the event of disability, the outstanding 2020 and 2021 PSU awards will vest in full based on actual performance. For purposes of this analysis, the values above assume target performance. In the event of death, the outstanding 2020 and 2021 PSU awards will vest in full based on target performance.

(6)
Upon a termination without Cause or for Good Reason, (i) Mr. Tritton would become entitled to a severance payment equal to two times the sum of his base salary and his target fiscal 2021 annual bonus, (ii) Mr. Hartmann would be entitled to a severance payment equal to one and one-half times the sum of base salary and target fiscal 2021 annual bonus, and (iii) Messrs. Arnal, Hartsig and Masood would become entitled to a severance payment equal to one time the sum of base salary and target fiscal 2021 annual bonus. With respect to equity compensation, the 2020 and 2021 outstanding RSU awards will vest pro-rata and the 2020 and 2021 PSU awards will vest based on actual performance and prorated based on the portion of the performance period the NEO remained employed by the Company, at the time that such awards would have otherwise vested had the NEO remained employed up to the vesting date. For purposes of this analysis, the values above assume target performance. Mr. Arnal’s 2020 outstanding RSU award will vest in full pursuant to the terms of his employment agreement. All of the above severance payments are subject to the execution and non-revocation of a release of claims.

(7)
Upon a termination without Cause or for Good Reason during the three (3) months preceding a Change in Control of two (2) years following, (i) Mr. Tritton would become entitled to a severance payment equal to two times the sum of his base salary and his target annual bonus and a pro rata share of his annual bonus, at target level, for the performance period in which the termination occurs and (ii) Messrs. Arnal, Hartmann, Hartsig and Masood would become entitled to a severance payment equal to one and one half times the sum of their base salary

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and target annual bonus and a pro rata share of their annual bonus, at target level, for the performance period in which the termination occurs. With respect to equity compensation, all of Mr. Tritton’s other outstanding time-based equity awards will immediately vest in full, and any other outstanding performance-based equity awards will vest, based on actual performance and prorated based on the portion of the performance period that Mr. Tritton remained employed by the Company, at the time that such awards would have otherwise vested had Mr. Tritton remained employed up to the vesting date. For the remaining NEOs, the 2020 and 2021 RSU awards will vest in full, while the 2020 and 2021 PSU awards will vest in full based on actual performance through the date of termination. For purposes of this analysis, the values above assume target performance. All of the above severance payments are subject to the execution and non-revocation of a release of claims.
CEO pay ratio
The Company has prepared the following information required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, regarding the ratio of the compensation of our CEO to that of the Company’s median associate, using certain permitted methodologies.
The median associate at the Company, not counting the CEO, was determined by:
•
using our total associate population (whether employed on a full-time, part-time, seasonal or temporary basis), which as of February 26, 2022, the Company’s fiscal year end, includes approximately 32,000 associates (of which more than 62% were part-time and more than 90% were hourly), comprised of approximately 30,000 US associates and approximately 2,000 non-US associates; and

•	using payroll records as of February 26, 2022, the Company’s fiscal year end.
The median associate was identified using total cash compensation, which, for this purpose, included base salary, bonus and commissions, per payroll records for the twelve months ended February 26, 2022 and pay for any permanent full-time and part-time associates (whether salaried or hourly) who were not employed for the full fiscal year was annualized.
The individual identified as the median associate is a part-time hourly associate working in a Bed Bath & Beyond store receiving a total annual compensation for fiscal 2021 of $18,652. The identification of the median associate was influenced by the Company having a workforce significantly composed of part-time, hourly store associates.
The compensation of the Company’s CEO for fiscal 2021 as reported in the Summary Compensation Table was $9,775,622. The ratio of the annual total compensation of the Company’s CEO to that of the median associate is estimated to be 524:1. This estimate was calculated in a manner consistent with the applicable SEC rules and guidance, based upon the payroll and employment records of the Company. The rules and guidance applicable to this disclosure permit a variety of methods and a range of reasonable estimates and assumptions to reflect compensation practices. Therefore, the pay ratio reported by other companies in similar industries may well not be comparable to the pay ratio reported above.
In connection with the preparation of the foregoing disclosure, management has provided the People, Culture and Compensation Committee with the analysis of the CEO to median associate pay ratio and accompanying contextual narrative, for its information when setting executive pay decisions.
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our shareholders
security ownership of certain beneficial owners and management
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of May 16, 2022 by (i) each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock; (ii) our NEOs; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group. Ownership data with respect to our institutional shareholders is based upon information publicly available as described in the footnotes below.
The following table gives effect to the shares of common stock issuable within 60 days of May 16, 2022 upon the exercise of all options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 79,886,442 shares of our common stock outstanding at May 16, 2022. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083.
Name	Position	Number of Shares of Common Stock Beneficially Owned and Percent of Class
BlackRock, Inc.		16,527,076(1)	20.7%
FMR LLC		13,801,041(2)	17.3%
The Vanguard Group		10,719,381(3)	13.4%
RC Ventures LLC		9,450,100(4)	11.8%
Mark J. Tritton	President and Chief Executive Officer and Director	414,883(5)	*
Gustavo Arnal	Executive Vice President, Chief Financial Officer	105,325(6)	*
John Hartmann	Executive Vice President, Chief Operating Officer and President, buybuy BABY, Inc.	239,409(7)	*
Joseph Hartsig	Executive Vice President, Chief Merchandising Officer and President, Harmon Stores, Inc.	40,667(8)	*
Rafeh Masood	Executive Vice President, Chief Customer Officer	65,799(9)	*
Marjorie L. Bowen	Director	—	*
Harriet Edelman	Director	63,789	*
John E. Fleming	Director	51,587	*
Sue E. Gove	Director	55,587	*
Jeffrey A. Kirwan	Director	33,455	*
Shelly Lombard	Director	—	*
Benjamin L. Rosenzweig	Director	—	*
Virginia P. Ruesterholz	Director	32,347	*
Joshua E. Schechter	Director	35,087	*
Minesh Shah	Director	—	*
Andrea M. Weiss	Director	25,096	*
Mary A. Winston	Director	107,434	*
Ann Yerger	Director	37,424	*
All Directors and Executive Officers as a Group (22 persons)		1,373,527	1.7%
*	Less than 1% of the outstanding common stock of the Company.
74

EXECUTIVE COMPENSATION
(1)
Information regarding BlackRock, Inc. was obtained from a Schedule 13G filed with the SEC on February 7, 2022 by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power of 16,185,182 shares of common stock and sole dispositive power of 16,527,076 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Information regarding FMR LLC was obtained from a Schedule 13G filed with the SEC on February 9, 2022 by FMR LLC. The Schedule 13G states that FMR LLC has sole voting power of 1,505,668 shares of common stock and sole dispositive power of 13,801,041 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)
Information regarding The Vanguard Group was obtained from a Schedule 13G filed with the SEC on February 9, 2022 by The Vanguard Group. The Schedule 13G states that The Vanguard Group has shared voting power of 111,109 shares of common stock, sole dispositive power of 10,526,689 shares of common stock and shared dispositive power of 192,692 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Information regarding RC Ventures LLC was obtained from a Schedule 13D filed with the SEC on March 24, 2022 by RC Ventures LLC. The Schedule 13D states that RC Ventures LLC has sole voting power of 9,450,100 shares of common stock and sole dispositive power of 9,450,100 shares of common stock. The address of RC Ventures LLC is P.O. Box 25250, PMB 30427, Miami, Florida 33102-5250.

(5)	The shares reported as being owned by Mr. Tritton are owned by him individually.
(6)	The shares reported as being owned by Mr. Arnal are owned by him individually.
(7)	The shares reported as being owned by Mr. Hartmann include 170,663 RSUs that will vest within 60 days of the reporting date.
(8)	The shares reported as being owned by Mr. Hartsig are owned by him individually.
(9)	The shares reported as being owned by Mr. Masood are owned by him individually.
2022 proxy statement	75

other matters
frequently asked questions
These proxy materials are delivered in connection with the solicitation by the Board of Bed Bath & Beyond Inc., a New York corporation, of proxies to be voted at the Annual Meeting and at any adjournment or adjournments.
This year we have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our 2022 Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy statement and annual report online on or about June 1, 2022. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.
The information regarding stock ownership and other matters in this Proxy Statement is as of the record date, May 16, 2022, unless otherwise indicated.
What may I vote on?
You may vote on the following proposals:
•	election of eleven directors to hold office until the Annual Meeting in 2023 or until their respective successors have been elected and qualified (Proposal 1);
•	ratification of the appointment of KPMG LLP as independent auditors for fiscal 2022 (Proposal 2); and
•	the approval, by non-binding vote, of the 2021 compensation paid to the Company’s NEOs (commonly known as a “say-on-pay” proposal) (Proposal 3).
THE BOARD RECOMMENDS THAT YOU VOTE:
•	FOR the election of the eleven directors;
•	FOR the ratification of the appointment of auditors; and
•	FOR the say-on-pay proposal.
Who may vote?
Shareholders of record of the Company’s common stock at the close of business on May 16, 2022 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 79,886,442 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
Where will the Annual Meeting be held?
This year’s Annual Meeting will be held virtually. We have scheduled the Annual Meeting to be held online at www.virtualshareholdermeeting.com/BBBY2022 on Thursday, July 14, 2022 at 10:00 A.M. Eastern Daylight Time. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person. Shareholders will be able to listen, vote and submit questions via the internet by visiting www.virtualshareholdermeeting.com/BBBY2022. Please retain the 16-digit control number included on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting.
76

OTHER MATTERS
Who is entitled to attend the Annual Meeting?
All of our shareholders of record as of the close of business on the record date, or their duly appointed proxy holders, may attend the Annual Meeting online at www.virtualshareholdermeeting.com/BBBY2022. If you are not a shareholder of record but hold shares through a broker, bank or other nominee, you should contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.
How do I attend the Annual Meeting and submit questions or make comments?
If you are a registered holder of the Company’s common stock, you do not need to register in advance to attend the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BBBY2022, you must enter the control number found on your proxy card. If you hold your shares in street name, contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting. Shareholders may vote electronically and submit questions online while attending the Annual Meeting.
If you wish to submit a question or make a comment during the Annual Meeting, you may log into the virtual meeting at www.virtualshareholdermeeting.com/BBBY2022 and type a question into the “Ask a Question” field and click “Submit.” This year, shareholders may also submit questions in advance of the meeting by visiting www.proxyvote.com and selecting the “Submit Questions” option. Please have your control number available as you will need it when accessing www.proxyvote.com. Questions that are substantially similar may be grouped and answered to avoid repetition.
Questions or comments pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered.
What if I have trouble accessing the Annual Meeting?
Technical support will be available by phone to address any technical difficulties beginning 15 minutes before the start time of the Annual Meeting and will remain available until the meeting has ended. The phone numbers for contacting technical support will be posted on the log-in page for the virtual meeting at www.virtualshareholdermeeting.com/BBBY2022.
How do I vote?
The Company encourages you to use the electronic means available to you to vote your shares. How you vote will depend on how you hold your shares of Bed Bath & Beyond Inc. common stock.
2022 proxy statement	77

OTHER MATTERS
Shareholder of Record
If your shares are registered directly in your name with Bed Bath & Beyond Inc.’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice is being sent directly to you. If you hold restricted stock under the 2012 Plan, you are also considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote by proxy through any of the below methods.

Vote by Internet www.proxyvote.com	Vote by Phone 1-800-690-6903	Vote by Mail if you received a paper copy of the proxy materials Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
Voting by any of these methods will not affect your right to attend the Annual Meeting and vote online at www.virtualshareholdermeeting.com/BBBY2022. However, for those who will not be voting at the Annual Meeting, your proxy must be received by no later than 11:59 P.M. Eastern Daylight Time on July 13, 2022.
Beneficial Owner
Most shareholders of Bed Bath & Beyond Inc. hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee on how to vote your shares. If you hold your shares through a New York Stock Exchange member brokerage firm, such member brokerage firm has the discretion to vote shares held on your behalf with respect to the appointment of the Company’s auditors, but not with respect to any other proposal, as more fully described under “What is a broker ‘non-vote’?”
Can I change my vote?
Yes. If you are the shareholder of record, you may revoke your proxy before it is exercised by doing any of the following:
•	sending a letter to the Company stating that your proxy is revoked;
•	delivering a later-dated proxy to the Company (either in writing, by telephone or over the internet); or
•	attending the Annual Meeting virtually and voting by ballot.
Beneficial owners should contact their broker or nominee for instructions on changing their vote.
How many votes must be present to hold the
Annual Meeting?
A “quorum” is necessary to hold the Annual Meeting. A quorum is a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting. They may be present at the Annual Meeting or represented by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum but are not counted for purposes of determining any of the proposals to be voted on.
78

OTHER MATTERS
How many votes are needed to approve the proposals?
At the Annual Meeting, a “FOR” vote by a majority of votes cast is required to (i) elect each nominee for director (Proposal 1), (ii) ratify the selection of KPMG LLP as the Company’s independent auditors for fiscal 2022 (Proposal 2) and (iii) approve, by non-binding vote, the say-on-pay proposal (Proposal 3).
A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST.”
With respect to Proposal 1, the election of directors, if a nominee who is an incumbent director fails to receive a “FOR” vote by a majority of votes cast, then such nominee must immediately tender his or her resignation, and the Board will decide, through a process managed by the Nominating and Corporate Governance Committee (excluding from the process such nominee), whether to accept the resignation. In the event of such a situation, the Board intends to complete this process promptly after the Annual Meeting but no later than 90 days from the date of the certification of the election results. The Company will file a Form 8-K to disclose its decision and an explanation of such decision.
What is an abstention?
An abstention is a properly signed proxy card which is marked “abstain.”
What is a broker “non-vote”?
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current applicable rules, Proposal 2 is a “discretionary” item upon which brokers that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.
However, brokers that hold shares as nominee may not vote on behalf of the beneficial owners on the following proposals unless you provide voting instructions: Proposal 1, the election of directors; and Proposal 3, the say-on-pay proposal. Therefore, if your shares are held by such nominee, please instruct your broker regarding how to vote your shares on each of these proposals. This will ensure that your shares are counted with respect to each of these proposals.
What if I receive more than one proxy card and/or voting instruction card?
This means that you have multiple accounts holding shares of the Company. These may include: accounts with our transfer agent; shares held by the administrator of our employee stock purchase plan; and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.
Will any other matters be acted on at the
Annual Meeting?
If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of March 19, 2022, which is the date by which any proposal for consideration at the Annual Meeting submitted by a shareholder must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.
2022 proxy statement	79

OTHER MATTERS
Who pays for this proxy solicitation?
The Company will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by directors or associates of the Company. None of those directors or associates will receive special compensation for such services. We have retained Innisfree M&A Incorporated to assist in proxy solicitation for the Annual Meeting at an estimated cost of $20,000 plus expenses. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.
Whom should I contact with other questions?
If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this document or our 2021 Annual Report on Form 10-K, please contact: Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, NJ 07083, Attention: Investor Relations Dept., Email: ir@bedbath.com. These documents are also available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com.
householding
Unless we have received contrary instructions, we are mailing one copy of the proxy materials (other than the proxy card) to record holders who have the same address and last name. Such record holders will continue to receive separate proxy cards. We refer to this practice as householding.
If you are a record holder who participates in householding and wish to receive separate copies of the proxy materials for the 2022 Annual Meeting or future Annual Meetings, then please contact the Company’s Investor Relations Department at 650 Liberty Avenue, Union, New Jersey 07083, or by emailing ir@bedbath.com. We will promptly deliver separate copies of the proxy materials for the 2022 Annual Meeting upon receiving your request.
If you are a record holder who is eligible for householding and do not currently participate in the program but would like to, then please contact Investor Relations at the address or phone number indicated above.
If you are a beneficial owner, then please contact your stockbroker, bank or other holder of record to receive one or separate copies of the proxy materials.
next year’s annual meeting
Proposals that shareholders intend to be eligible for inclusion in the Company’s proxy materials for the 2023 Annual Meeting of Shareholders pursuant to the SEC’s proxy rules (i.e., Rule 14a-8) must be received by the Company no later than February 1, 2023.
Any shareholder intending to include a director nominee in the Company’s proxy materials for the 2022 Annual Meeting of Shareholders pursuant to Article II, Section 11 of the Company’s Amended and Restated Bylaws (i.e. proxy access) should carefully review the requirements for using proxy access, as described in such Section. The Company must receive a shareholder’s nomination, with all required information, between the close of business on January 2, 2023 and the close of business on February 1, 2023.
Under the Company’s Amended and Restated Bylaws, any proposal for consideration at the 2023 Annual Meeting of Shareholders submitted by a shareholder other than pursuant to the two methods described above will be considered timely only if it is received by the Company between the close of business on March 16, 2023 and the close of business on April 15, 2023, and is otherwise in compliance with the requirements set forth in the Company’s Amended and Restated Bylaws. If the date of the 2023 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2022 Annual Meeting of Shareholders, notice must be received no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2023 Annual Meeting of Shareholders, or if the first public announcement of the date of the 2023 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2023 Annual Meeting of Shareholders, the 10th day following the date on which notice of the date of the meeting is given to shareholders or made public, whichever occurs first.
80

OTHER MATTERS
Any information required to be received by the Company, as described above, should be sent to the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083, Attn: c/o Corporate Secretary.
cautionary note regarding forward-looking statements
This proxy statement and related materials contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, our progress and anticipated progress towards our long-term objectives, as well as more generally the status of our future liquidity and financial condition and our outlook for our 2022 Fiscal year. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine; a challenging overall macroeconomic environment and a highly competitive retailing environment; risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks; changing consumer preferences, spending habits and demographics; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us; challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs; our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures; disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; damage to our reputation in any aspect of our operations; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; inflation and the related increases in costs of materials, labor and other costs; inefficient management of relationships and dependencies on third-party service providers; our ability to attract and retain qualified employees in all areas of the organization; unusual weather patterns and natural disasters, including the impact of climate change; uncertainty and disruptions in financial markets; volatility in the price of our common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on our capital allocation strategy; changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements; changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws; new, or developments in existing, litigation, claims or assessments; and a failure of our business partners to adhere to appropriate laws, regulations or standards. . A further description of these and other risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022 and the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Except as required by law, we do not undertake any obligation to update our forward-looking statements.
2022 proxy statement	81

appendix A
non-GAAP financial measures
The Company reports its financial results in accordance with GAAP. The Company also reports certain non-GAAP financial measures that it believes provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business. These non-GAAP financial measures include, but are not limited to, adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”). The Company also uses certain non-GAAP financial measures in its short term annual incentive compensation program (“STIP”). These non-GAAP financial measures should not be considered superior to, but rather in addition to other financial measures prepared by the Company in accordance with GAAP. The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and the Company does not recommend the sole use of these non-GAAP measures to assess its financial and earnings performance.
NON-GAAP RECONCILIATION
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(IN MILLIONS)
(UNAUDITED)
	Twelve Months Ended February 26, 2022
		Excluding
	Reported	(Gain) loss on sale of businesses	(Gain) loss on sale of property	Restructuring and transformation expenses	Impairment Charges	Gain on extinguishment of debt	Total income tax impact	Total impact	Adjusted
Net (loss) income	$(560)	$18	$(1)	$281	$37	$—	$127	$462	$(98)
Depreciation and amortization	294	—	—	(39)	—	—	—	(39)	255
Gain on extinguishment of debt	—	—	—	—	—	—	—	—	—
Interest expense	65	—	—	—	—	—	—	—	65
(Benefit) provision for income taxes	87	—	—	—	—	—	(127)	(127)	(40)
EBITDA	$(114)	$18	$(1)	$242	$37	$—	$—	$296	$182
82

BED BATH & BEYOND

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on July 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BBBY2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on July 13, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87489-P72595 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BED BATH & BEYOND INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3.

Nominees:	For	Against	Abstain
1a. Harriet Edelman	☐	☐	☐
1b. Mark J. Tritton	☐	☐	☐
1c. Marjorie Bowen	☐	☐	☐
1d. Sue E. Gove	☐	☐	☐
1e. Jeffrey A. Kirwan	☐	☐	☐
1f. Shelly Lombard	☐	☐	☐
1g. Benjamin Rosenzweig	☐	☐	☐
1h. Joshua E. Schechter	☐	☐	☐
1i. Minesh Shah	☐	☐	☐
1j. Andrea M. Weiss	☐	☐	☐
1k. Ann Yerger	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EDT, JULY 13, 2022, TO BE INCLUDED IN THE VOTING RESULTS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

D87490-P72595

PROXY CARD

BED BATH & BEYOND INC.

ANNUAL MEETING OF SHAREHOLDERS JULY 14, 2022, 10:00 A.M. EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harriet Edelman, Mark J. Tritton and Arlene Hong, or any one of them, acting singly, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Bed Bath & Beyond Inc. held of record by the undersigned at the close of business on May 16, 2022, at the Annual Meeting of Shareholders to be held on July 14, 2022, or any adjournment thereof.

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY, IF PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.